UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE J. M. SMUCKER COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE J. M. SMUCKER COMPANY
ONE STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280

July 7, 2011

Dear Shareholder:

You are cordially invited to attend The J. M. Smucker Company’s Annual Meeting of Shareholders on Wednesday, August 17, 2011. The annual meeting will begin at 11:00 a.m., Eastern Time, in the Fisher Auditorium at the Ohio Agricultural Research and Development Center, 1680 Madison Avenue, Wooster, Ohio 44691.

Following this letter is a Notice of the 2011 Annual Meeting of Shareholders and the proxy statement. Please review this material for information about the nominees named in the proxy statement for election as Directors and the Company’s appointed independent registered public accounting firm. In addition, details regarding executive officer and Director compensation, corporate governance matters, and the business to be conducted at the annual meeting are also described.

Whether or not you plan to attend the annual meeting, please cast your vote, at your earliest convenience, as instructed in the Notice of Internet Availability of Proxy Materials or in the proxy card. Your vote is very important. Your vote before the annual meeting will ensure representation of your common shares at the annual meeting even if you are unable to attend.

This year we are pleased to issue our first Corporate Responsibility Report. Sustainability has been an important attribute of The J. M. Smucker Company since our founding. Our Corporate Responsibility Report highlights our efforts in creating a better tomorrow through our integrated strategy focusing on economic, environmental, and social sustainability. We invite you to read our report at www.smuckers.com.

We look forward to sharing more information with you about The J. M. Smucker Company and the value of your investment at the annual meeting.

Sincerely,

Timothy P. Smucker Chairman of the Board and Co-Chief Executive Officer	Richard K. Smucker Executive Chairman and Co-Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON AUGUST 17, 2011

This proxy statement and the 2011 Annual Report are available at www.proxyvote.com.

THE J. M. SMUCKER COMPANY

ONE STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, August 17, 2011

Time:	11:00 a.m., Eastern Time

Place:	Ohio Agricultural Research and Development Center, Fisher Auditorium 1680 Madison Avenue, Wooster, Ohio 44691

Purposes:	1. To elect as Directors the four nominees named in the proxy statement and recommended by the Board of Directors to the class whose term of office will expire in 2014;

2. To ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year;

3. To hold an advisory vote on executive compensation (“Say-on-Pay”);

4. To hold an advisory vote on the frequency of holding Say-on-Pay votes in the future;

5. To vote on the shareholder proposal contained in the proxy statement, if properly presented at the annual meeting; and

6. To consider and act upon any other matter that may properly come before the annual meeting.

Who Can Vote:	Shareholders of record at the close of business on June 22, 2011.

How Can You Vote:	You may cast your vote via the Internet, as instructed in the Notice of Internet Availability of Proxy Materials, or if you received your proxy materials by mail, you may also vote by mail or by telephone. You may also vote in person at the annual meeting.

Who May Attend:	All shareholders are cordially invited to attend the annual meeting.

Jeannette L. Knudsen, Vice President, General
Counsel and Corporate Secretary

Orrville, Ohio, July 7, 2011

THE J. M. SMUCKER COMPANY

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 17, 2011

THE J. M. SMUCKER COMPANY

ONE STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 17, 2011

PROXY SOLICITATION AND COSTS

The J. M. Smucker Company (the “Company”) is furnishing this document to you in connection with the solicitation by the Board of Directors of the Company (the “Board”) of the enclosed form of proxy for its annual meeting to be held on August 17, 2011. In addition to solicitation by mail, the Company may solicit proxies in person, by telephone, facsimile, or e-mail. The Company will bear all costs of the proxy solicitation and has engaged a professional proxy solicitation firm, D.F. King & Co., Inc., to assist it in soliciting proxies and will pay a fee of approximately $15,000, plus expenses, for such services.

The Company pays for the preparation and mailing of the Notice of 2011 Annual Meeting of Shareholders and proxy statement, and the Company has also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of this proxy statement and other annual meeting materials to the beneficial owners of its common shares at its expense. This proxy statement is dated July 7, 2011, and is first being mailed to the Company’s shareholders on or about July 7, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

You received these materials because you are a shareholder of the Company. The Board is providing these proxy materials to you in connection with the Company’s annual meeting to be held on August 17, 2011. As a shareholder of the Company, you are entitled to vote on the important proposals described in this proxy statement. Since it is not practical for all shareholders to attend the annual meeting and vote in person, the Board is seeking your proxy to vote on these matters.

What is a proxy?

A proxy is your legal designation of another person (“proxy”) to vote the common shares you own at the annual meeting. By completing and returning the proxy card(s), which identifies the individuals or trustees authorized to act as your proxy, you are giving each of those individuals authority to vote your common shares as you have instructed. By voting via proxy, each shareholder is able to cast his or her vote without having to attend the annual meeting in person.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your common shares in different ways (e.g., trusts, custodial accounts, joint tenancy) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “street name”), you will receive your proxy card and other voting information from your broker, bank, trust, or other nominee. It is important that you complete, sign, date, and return each proxy card you receive, or vote using the telephone, or by using the Internet as described in the instructions included with your proxy card(s) or in the Notice of Internet Availability of Proxy Materials.

Why didn’t I receive paper copies of the proxy materials?

The Company makes proxy materials available to its shareholders on the Internet instead of mailing printed copies of those materials to all of its shareholders, as permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”). This option allows the Company to provide its shareholders with information they need, while reducing the Company’s use of natural resources, saving on paper and printing costs, and cutting back on potentially unwanted paper materials in shareholders’ mailboxes.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the notice. The Notice of Internet Availability of Proxy Materials has been mailed to shareholders on or about July 7, 2011, and provides instructions on how you may access and review the proxy materials on the Internet.

What is the record date and what does it mean?

The Board established June 22, 2011 as the record date for the annual meeting of shareholders to be held on August 17, 2011. Shareholders who own common shares of the Company at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

What is the difference between a “registered shareholder” and a “street name shareholder”?

These terms describe how your common shares are held. If your common shares are registered directly in your name with Computershare Investor Services, LLC (“Computershare”), the Company’s transfer agent, you are a “registered shareholder.” If your common shares are held in the name of a brokerage, bank, trust, or other nominee as a custodian, you are a “street name shareholder.”

How many common shares are entitled to vote at the annual meeting?

As of the record date, there were 114,378,016 common shares outstanding and entitled to vote at the annual meeting.

How many votes must be present to hold the annual meeting?

A majority of the Company’s outstanding common shares as of the June 22, 2011 record date must be present in person or by proxy in order for the Company to hold the annual meeting. This majority of outstanding common shares is referred to as a quorum. For purposes of determining whether a quorum is present, each common share is deemed to entitle the holder to one-vote-per-share. Properly signed proxies that are marked “abstain” are known as “abstentions.” Common shares that are held in street name and not voted on one or more of the items before the annual meeting, but are otherwise voted on at least one item, are known as “broker non-votes.” Proposal 2 is the only routine matter that may be voted on by brokers on this year’s ballot.

Both abstentions and broker non-votes are counted as shares present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares entitled to be voted with respect to the matter on which the broker has expressly not voted. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will have no effect with regard to the election of Directors in Proposal 1 (See “Corporate Governance — Director Resignation Policy”). Because the affirmative vote of the holders of a majority of the total voting power of the Company is necessary to approve Proposals 2, 3, 4, and 5, abstentions and broker non-votes will have the same effect as votes against such proposals.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. (“Broadridge”), or its designee, will determine if a quorum is present and will tabulate the votes and serve as the Company’s inspector of election at the annual meeting.

What vote is required to approve each proposal?

Under the Company’s Amended Articles of Incorporation (the “Articles”), shareholders may be entitled on certain matters to cast ten votes per share with regard to certain common shares and only one vote per share with regard to others. The total voting power of all the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership of common shares not held as of record in the name of individuals. There are no proposals on this year’s ballot for which the ten-votes-per-share provisions apply.

Proposal 1:  Because this is an uncontested election, a candidate will be elected as a Director only if the votes cast for the candidate exceed the votes cast against the candidate, based upon one vote for each common share owned as of the record date. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” a candidate and will have no effect on the vote. A plurality voting standard would be utilized if this were a contested election. Under the plurality voting standard, the candidates receiving the most “for” votes would be elected.

Under the Company’s Director resignation policy, in an uncontested election, any nominee for Director who receives a greater number of “against” votes than “for” votes is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). The Company has provided more information about its Director resignation policy under the heading “Corporate Governance — Director Resignation Policy.”

Proposal 2:  The affirmative vote of the holders of a majority of the total voting power of the Company, based upon one vote for each common share owned as of the record date, is necessary to ratify the appointment of the Independent Registered Public Accounting Firm (the “Independent Auditors”). Abstentions will have the same effect as votes against this proposal.

Proposal 3:  The affirmative vote of the holders of a majority of the total voting power of the Company, based upon one vote for each common share owned as of the record date, is necessary to approve, on an advisory basis, the Company’s executive compensation. Abstentions and broker non-votes will have the same effect as votes against this proposal. This vote is advisory and not binding on the Company, the Board or the Executive Compensation Committee (the “Compensation Committee”) in any way. To the extent there is any significant vote against the executive compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders. Under the Articles, shareholders are entitled to cast ten-votes-per-share on any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement. Because the vote on Proposal 3 is a non-binding, advisory vote, the Company has determined that such ten-votes-per-share provisions will not apply to this proposal.

Proposal 4:  The affirmative vote of the holders of a majority of the total voting power of the Company, based upon one vote for each common share owned as of the record date, is necessary to approve, on an advisory basis, the frequency of holding Say-on-Pay votes in the future. Abstentions and broker non-votes will have the same effect as votes against this proposal. Shareholders may vote in favor of holding future Say-on-Pay votes every year, every two years, or every three years, or shareholders may choose to abstain. If the holders of a majority of the total voting power of the Company do not approve the Board’s recommendation to have an annual Say-on-Pay vote, then the option receiving the highest number of votes will be deemed the frequency selected by the shareholders. In such case, the Board may decide that it is in the best interests of shareholders and the Company to hold an advisory Say-on-Pay vote more or less frequently than the frequency receiving the most votes cast by shareholders. Under the Articles, shareholders are entitled to cast ten-votes-per-share on any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement. Because the vote on Proposal 4 is a non-binding, advisory vote, the Company has determined that such ten-votes-per-share provisions will not apply to this proposal.

Proposal 5:  The affirmative vote of the holders of a majority of the total voting power of the Company, based upon one vote for each common share owned as of the record date, is necessary to approve the shareholder proposal requesting, within six months of the 2011 annual meeting, that the Board provide a report to the shareholders describing how the Company will manage the social and environmental risks and opportunities connected to the Company’s coffee business and supply chain. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Where will I be able to find voting results of the annual meeting?

The Company intends to announce preliminary voting results at the annual meeting and will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting.

How do I vote my common shares?

If you are a registered shareholder and you received your proxy materials by mail, you can vote your shares in one of the following manners:

•	by attending the annual meeting and voting;

•	by completing, signing, dating, and returning the enclosed proxy card(s);

•	by telephone, by calling 1-800-690-6903; or

•	by using the Internet and accessing www.proxyvote.com.

Please refer to the specific instructions set forth on the proxy card(s) you received.

If you are a registered shareholder and you received a Notice of Internet Availability of Proxy Materials, you can vote your shares in one of the following manners:

•	by attending the annual meeting and voting;

•	by using the Internet and accessing www.proxyvote.com; or

•	by mail if you request a paper copy of the materials by calling 1-800-579-1639.

Please refer to the specific instructions set forth in the Notice of Internet Availability of Proxy Materials.

If you are a street name shareholder, your broker, bank, trustee, or other nominee will provide you with materials and instructions for voting your common shares.

Can I change my vote after I have mailed in my proxy card(s) or submitted my vote using the Internet or telephone?

Yes, if you are a registered shareholder and you received your proxy materials by mail, you can change your vote in any one of the following ways:

•	sending a written notice to the Corporate Secretary of the Company that is received prior to the annual meeting and stating that you revoke your proxy;

•	signing and dating a new proxy card(s) and submitting the proxy card(s) to Broadridge so that it is received prior to the annual meeting;

•	voting by telephone or by using the Internet prior to the annual meeting in accordance with the instructions provided with the proxy card(s); or

•	attending the annual meeting and voting in person.

Yes, if you are a registered shareholder and you received a Notice of Internet Availability of Proxy Materials, you can change your vote in any one of the following ways:

•	sending a written notice to the Corporate Secretary of the Company that is received prior to the annual meeting and stating that you revoke your proxy;

•	voting by using the Internet prior to the annual meeting in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials;

•	attending the annual meeting and voting in person; or

•	requesting a paper copy of the materials by calling 1-800-579-1639, and then signing and dating the proxy card(s) and submitting the proxy card(s) to Broadridge so that it is received prior to the annual meeting.

Your mere presence at the annual meeting will not revoke your proxy. You must take affirmative action at the annual meeting in order to revoke your proxy.

If you are a street name shareholder, you must contact your broker, bank, trust, or other nominee in order to revoke your proxy. If you wish to vote in person at the annual meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy obtained from your broker, bank, trust, or other nominee to the annual meeting in order to vote in person.

How will my proxy be voted?

If you complete, sign, date, and return your proxy card(s) or vote by telephone or by using the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your common shares will be voted as the Board recommends for each of the proposals.

What if my common shares are held in “street name” by my broker?

You should instruct your broker how you would like to vote your shares by using the written instruction form and envelope provided by your broker. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange (“NYSE”), your broker may, but is not required to, vote your common shares with respect to certain “routine” matters. Proposal 2 is the only routine matter to be voted on by the shareholders on this year’s ballot. However, on other matters, when the broker has not received voting instructions from its customers, the broker cannot vote the shares on the matter and a “broker non-vote” occurs. An election of Directors is not considered a routine matter under the NYSE rules. This means that brokers may not vote your common shares on the election of Directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted. If you hold your common shares in your broker’s name and wish to vote in person at the annual meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy to the annual meeting in order to vote in person.

What are the Board’s recommendations on how I should vote my common shares?

The Board recommends that you vote your common shares as follows:

Proposal 1 — FOR the election of the four Board nominees named in this proxy statement with terms expiring at the 2014 annual meeting of shareholders.

Proposal 2 — FOR the ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year.

Proposal 3 — FOR the approval of the Company’s executive compensation.

Proposal 4 — FOR the option of 1 YEAR as the preferred frequency of future Say-on-Pay votes.

Proposal 5 — AGAINST the shareholder proposal requesting, within six months of the 2011 annual meeting, that the Board provide a report to the shareholders describing how the Company will manage the social and environmental risks and opportunities connected to the Company’s coffee business and supply chain.

Does the Company have cumulative voting?

No. In 2009, the shareholders of the Company amended the Articles to eliminate cumulative voting.

Who may attend the annual meeting?

All shareholders are eligible to attend the annual meeting. However, only those shareholders of record at the close of business on June 22, 2011 are entitled to vote at the annual meeting.

Do I need an admission ticket to attend the annual meeting?

Admission tickets are not required to attend the annual meeting. If you are a registered shareholder, properly mark your proxy to indicate that you will be attending the annual meeting. If you hold your common shares through a nominee or you are a street name shareholder, you are required to bring evidence of share ownership to the annual meeting (e.g., account statement, broker verification).

What type of accommodations can the Company make at the annual meeting for people with disabilities?

The Company can provide reasonable assistance to help you participate in the annual meeting if you notify the Corporate Secretary about your disability and how you plan to attend. Please call or write the Corporate Secretary at least two weeks before the annual meeting at 330-684-3838 or One Strawberry Lane, Orrville, Ohio 44667.

Who can answer my questions?

If you need additional copies of the proxy materials, you should contact:

Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, New York 11717
Call Toll Free: 1-866-451-3787

If you have any questions about the proxy materials or annual meeting, or need assistance in voting your common shares, you should contact:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Call Toll Free: 1-800-488-8075
or
Call Collect: 1-212-269-5550

If you have any questions about the proxy materials or the annual meeting, you may also contact:

The J. M. Smucker Company
One Strawberry Lane
Orrville, Ohio 44667
Attention: Shareholder Services Department
Telephone: 330-684-3838

ELECTION OF DIRECTORS
(Proposal 1 on the proxy card)

Unless instructed otherwise, the proxies intend to vote FOR the election of Vincent C. Byrd, R. Douglas Cowan, Elizabeth Valk Long, and Mark T. Smucker, as Directors, each for a term of three years. Ms. Elizabeth Valk Long and Messrs. Vincent C. Byrd, R. Douglas Cowan, and Mark T. Smucker comprise the class of Directors whose term of office expires this year and whose members are standing for re-election at the annual meeting.

In the event of the death or inability to act of any of these Director nominees, the proxy, with respect to such nominee or nominees, will be voted for such other person or persons as the Board may recommend. The Company has no reason to believe that the persons listed in this proxy statement as nominees for Directors will be unable to serve.

The members of the Board, including those who are listed in this proxy statement as nominees for election, with information about each of them based on data furnished to the Company by these persons as of June 30, 2011, are as follows:

Nominees For Election as Directors Whose Proposed Terms Would Expire at the 2014 Annual Meeting

VINCENT C. BYRD

Mr. Byrd, 56, has been a Director since April 1999. He was elected as the Company’s President and Chief Operating Officer, effective May 1, 2011. Prior to that time, he served as President, U.S. Retail — Coffee, since August 2008, and Senior Vice President, Consumer Market, since February 2004. Mr. Byrd is also a director and the chair of the compensation committee of Myers Industries, Inc., a publicly traded international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. He also served as a director of Spangler Candy Company, a private company that manufactures confectionery products, from 1998 to 2008.

The Board concluded that Mr. Byrd should serve as a Director largely due to his role as the Company’s President and Chief Operating Officer, his significant knowledge of the Company, having served on the Board since 1999 and as an executive officer of the Company since 1988, and his experience serving as a director of other private and public companies. The Board believes that the perspectives that Mr. Byrd brings to the Board are particularly valuable in light of Mr. Byrd’s prior role as the Company’s President, U.S. Retail — Coffee, and the significance of the coffee business to the Company.

R. DOUGLAS COWAN

Mr. Cowan, 70, has been a Director since January 2003. He has been a director of The Davey Tree Expert Company, an employee-owned company providing horticultural services throughout North America, since May 2009, after having served as chairman since January 2007, and as chairman and chief executive officer since May 1997. Mr. Cowan is a director, the chair of the audit committee, and a member of the compensation committee of Buckeye Corrugated, Inc., a designer and manufacturer of corrugated packaging. He is also a director and a member of the audit committee of Great Lakes Construction Co., a civil construction company. Mr. Cowan formerly served as chairman of the board of trustees of Kent State University and as a trustee of the board of trustees of Northeastern Ohio Universities College of Medicine. Mr. Cowan is a member of the Audit Committee.

The Board concluded that Mr. Cowan should serve as a Director primarily due to his long experience in overseeing public institutions and businesses and his significant knowledge of the Company, having served on the Board since 2003. Specifically, Mr. Cowan gained significant leadership, operating, and finance experience in his positions as chairman and chief executive officer of The Davey Tree Expert Company, as chairman of the board of trustees of Kent State University, and as a trustee of the board of trustees of Northeastern Ohio Universities College of Medicine. Together with his service on corporate boards, this background enables Mr. Cowan to provide valuable insights to the Board, particularly in setting corporate strategy and overseeing the Company’s finances.

ELIZABETH VALK LONG

Ms. Long, 61, has been a Director since May 1997. She was executive vice president of Time Inc., the magazine publishing subsidiary of Time Warner Inc., from May 1995 until her retirement in August 2001. She is also a director and a member of the compensation committee of Steelcase Inc., a furniture and office systems manufacturer, and a director and the chair of the compensation committee of Belk, Inc., a large, privately owned department store chain in the United States. Ms. Long is the Chair of the Compensation Committee and a member of the Audit Committee.

The Board concluded that Ms. Long should serve as a Director primarily due to her long experience managing and overseeing businesses, her experience serving as a director of other private and public companies, and her significant knowledge of the Company, having served on the Board since 1997. As executive vice president of Time Inc., she was responsible for consumer marketing, customer service, retail distribution, human resources, legal affairs, and corporate communications. Together with her service on corporate boards, most recently for Steelcase Inc. and Belk, Inc., Ms. Long’s background enables her to provide valuable insights to the Board, particularly in overseeing the Company’s finances, marketing, and executive compensation practices.

MARK T. SMUCKER

Mr. Smucker, 41, has been a Director since January 2009. He was elected as the Company’s President, U.S. Retail Coffee, effective May 1, 2011. Prior to that time, he served as President, Special Markets, since August 2008, Vice President, International, since July 2007, Vice President, International and Managing Director, Canada, since May 2006, and Vice President and Managing Director, Canada, since June 2004. Mr. Smucker is the son of Timothy P. Smucker, the nephew of Richard K. Smucker, and the first cousin of Paul Smucker Wagstaff, all three of whom serve as Directors and executive officers of the Company.

The Board concluded that Mr. Smucker should serve as a Director largely due to his role as the Company’s President, U.S. Retail Coffee, his significant knowledge of the Company gained from more than 13 years of experience in various positions within the Company, and his experience serving as a director and a member of the nominating committee of GS1 U.S., as a director of GS1 Canada, as a trustee of the Akron Art Museum, and as a director and chair of the marketing communications committee for Food & Consumer Products of Canada. The Board believes that the perspectives that Mr. Smucker brings to the Board are particularly valuable in light of the significance of the coffee business to the Company. The Board also believes that continuing participation by qualified members of the Smucker family on the Board is an important part of the Company’s corporate culture that has contributed significantly to its long-term success.

Directors With Terms Expiring at the 2013 Annual Meeting

KATHRYN W. DINDO

Ms. Dindo, 62, has been a Director since February 1996. In 1998, she commenced her career with FirstEnergy Corp., a utility holding company, and retired as vice president and chief risk officer in 2007, a position she held since November 2001. Prior to that time, she was vice president, controller and chief accounting officer of Caliber System, Inc., formerly Roadway Services, Inc., a transportation services company. Ms. Dindo is also a director and a member of the audit committees of Bush Brothers & Company, a food processing and manufacturing company, and ALLETE, Inc., a NYSE publicly traded energy service provider. Ms. Dindo is the Chair of the Audit Committee and a member of the Compensation Committee. The Company purchases utility services and electricity from FirstEnergy Corp. and its affiliates.

The Board concluded that Ms. Dindo should serve as a Director primarily due to her long experience in managing and overseeing businesses, her experience serving as a director of other private and public companies, and her significant knowledge of the Company, having served on the Board since 1996. Specifically, Ms. Dindo gained significant leadership, operating and finance experience in her positions as vice president and chief risk officer of FirstEnergy Corp. and as vice president, controller and chief accounting officer of Caliber System, Inc. Ms. Dindo is also a Certified Public Accountant and a former partner of Ernst & Young LLP. Together with her service on the corporate boards and audit committees of Bush Brothers & Company and ALLETE, Inc., Ms. Dindo’s background enables her to provide valuable insights to the Board, particularly in overseeing the Company’s finances and executive compensation practices.

RICHARD K. SMUCKER

Mr. Smucker, 63, has been a Director since October 1975. He has been the Company’s Co-Chief Executive Officer since February 2001 and Executive Chairman since August 2008, and served as the Company’s President from 1987 through April 30, 2011. Effective August 16, 2011, Mr. Smucker will be the Company’s sole Chief Executive Officer but will no longer serve as the Executive Chairman. Mr. Smucker is also lead director and a member of the compensation committee of The Sherwin-Williams Company, a manufacturer of coatings and related products, and a director and the deputy chairman of the Cleveland Federal Reserve Bank board. In addition, he served on the board of trustees of Miami University (Ohio) from May 2003 through December 2009. Mr. Smucker is the brother of Timothy P. Smucker and the uncle of both Mark T. Smucker and Paul Smucker Wagstaff, all three of whom serve as Directors and executive officers of the Company.

The Board concluded that Mr. Smucker should serve as a Director largely due to his role as the Company’s Co-Chief Executive Officer, his intimate knowledge of the Company, his experience serving as a director of other private and public companies, and his financial knowledge and experience. The Board believes that Mr. Smucker’s extensive experience in and knowledge of the Company’s business gained as a result of his long-time service as a member of management is essential to the Board’s oversight of the Company and its business operations. The Board also believes that continuing participation by qualified members of the Smucker family on the Board is an important part of the Company’s corporate culture that has contributed significantly to its long-term success.

WILLIAM H. STEINBRINK

Mr. Steinbrink, 68, has been a Director since 1994. He is the principal of Unstuk LLC, through which he assists leaders in developing new paths forward and mediates disputes. He served as interim president of Wittenberg University (Ohio) from June 1, 2004 through June 30, 2005. Prior to that time, he was associated with the law firm of Jones Day beginning in 1967 and had been a partner at Jones Day for over 23 years. Mr. Steinbrink is the former president and chief executive officer of CSM Industries, Inc., a manufacturer of specialty metals, a position he held between November 1996 and November 2000. Mr. Steinbrink is a member of the Nominating Committee.

The Board concluded that Mr. Steinbrink should serve as a Director primarily due to his long experience in managing and overseeing businesses and his significant knowledge of the Company, having served on the Board since 1994. Specifically, Mr. Steinbrink gained significant leadership, operating and corporate governance experience in his positions as principal of Unstuk LLC, interim president and board member of Wittenberg University (Ohio), and president and chief executive officer of CSM Industries, Inc. The Board believes that Mr. Steinbrink’s background as a corporate lawyer and as a senior executive of business enterprises and educational institutions enables him to provide valuable insights to the Board, particularly in setting corporate strategy and supervising the Company’s governance.

PAUL SMUCKER WAGSTAFF

Mr. Wagstaff, 41, has been a Director since January 2009. He was elected as the Company’s President, U.S. Retail Consumer Foods, effective May 1, 2011. Prior to that time, he served as President, U.S. Retail — Oils and Baking, since August 2008, and Vice President, Foodservice and Beverage Markets, since May 2006. From 2001 to 2006, he was the Vice President and General Manager, Foodservice Market. Mr. Wagstaff is the nephew of Timothy P. Smucker and Richard K. Smucker, and the first cousin of Mark T. Smucker, all three of whom serve as Directors and executive officers of the Company.

The Board concluded that Mr. Wagstaff should serve as a Director largely due to his role as the Company’s President, U.S. Retail Consumer Foods, his significant knowledge of the Company gained from more than 15 years of experience in various positions within the Company, and his experience serving as an advisory council member of Students in Free Enterprise, as a funders’ committee representative for the Fund for our Economic Future, and as a member of the board of trustees of Old Trail School. The Board believes that the perspectives that Mr. Wagstaff brings to the Board are particularly valuable in light of the significance of the consumer foods business to the Company. The Board also believes that continuing participation by qualified members of the Smucker family on the Board is an important part of the Company’s corporate culture that has contributed significantly to its long-term success.

Directors With Terms Expiring at the 2012 Annual Meeting

PAUL J. DOLAN

Mr. Dolan, 52, has been a Director since April 2006. He has been the chairman and chief executive officer of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio, since November 2010, after having served as president since January 2004 and as vice president and general counsel since February 2000. He also serves as chairman and chief executive officer of Fast Ball Sports Productions, a sports media company. Mr. Dolan is a member of the Compensation Committee. The Company sponsors several advertising and promotional activities with the Cleveland Indians organization.

The Board concluded that Mr. Dolan should serve as a Director primarily due to his long experience in managing businesses, his experience in serving as a trustee of numerous non-profit organizations, and his significant knowledge of the evolving needs and preferences of consumers. Specifically, Mr. Dolan has gained significant leadership, operating, and marketing experience in his positions as chairman, chief executive officer, president, vice president and general counsel of the Cleveland Indians and as chairman and chief executive officer of Fast Ball Sports Productions. This background enables Mr. Dolan to provide valuable insights to the Board, particularly in setting corporate strategy and overseeing executive compensation practices.

NANCY LOPEZ KNIGHT

Ms. Lopez Knight, 54, has been a Director since August 2006. In 2000, Ms. Lopez Knight founded the Nancy Lopez Golf Company, which focuses on the design and manufacture of top-quality golf equipment for women. Ms. Lopez Knight is also an accomplished professional golfer, having won 48 career titles, including three majors, on the Ladies Professional Golf Association (“LPGA”) Tour. She is a member of the LPGA Hall of Fame and captained the 2005 U.S. Solheim Cup Team to victory. She also serves as a member of the Commissioner Advisory Board of the LPGA. In 2003, Ms. Lopez Knight was named to the Hispanic Business magazine’s list of 80 Elite Hispanic Women. Ms. Lopez Knight is a member of the Nominating Committee.

The Board concluded that Ms. Lopez Knight should serve as a Director primarily due to her leadership experience and her extensive knowledge regarding the evolving needs and preferences of consumers. As the founder of her own business, the Nancy Lopez Golf Company, Ms. Lopez Knight has gained significant leadership, operating, and marketing experience. Ms. Lopez Knight is also active in charitable causes, including the “Back in Full Swing” campaign designed to help individuals improve their health after a heart attack. Ms. Lopez Knight’s blend of business expertise and philanthropic interests, together with her experience in dealing with the public and the media as a renowned professional athlete, enables her to provide the Board with valuable perspectives on the Company’s management, strategy, and risks.

GARY A. OATEY

Mr. Oatey, 62, has been a Director since January 2003. He has been the chairman and chief executive officer of Oatey Co., a privately owned manufacturer of plumbing products, since January 1995. Mr. Oatey is also a director and a member of the audit and compensation committees of Shiloh Industries, Inc., a publicly traded manufacturer of engineered metal products for the automotive and heavy truck industries, and a director and a member of the audit and compensation committees of Molded Fiber Glass Companies, a composites manufacturing company. Mr. Oatey is the Chair of the Nominating Committee.

The Board concluded that Mr. Oatey should serve as a Director primarily due to his long experience in managing businesses, his experience in serving as a director of other public and private companies, and his significant knowledge of the Company, having served on the Board since 2003. As the chairman and chief executive officer of Oatey Co. and a director of Shiloh Industries, Inc. and Molded Fiber Glass Companies, Mr. Oatey has gained significant leadership, operating, and corporate governance experience. This background enables Mr. Oatey to provide valuable insights to the Board, particularly in setting corporate strategy and overseeing the Company’s governance.

ALEX SHUMATE

Mr. Shumate, 61, has been a Director since January 2009. He is the North American managing partner of Squire, Sanders & Dempsey L.L.P., where he has practiced law since February 1988. Mr. Shumate is also a director and a member of the compensation committee of Cincinnati Bell, Inc., a publicly owned provider of voice and data telecommunications products and services, and a trustee of The Ohio State University. Mr. Shumate is a member of the Nominating Committee.

The Board concluded that Mr. Shumate should serve as a Director primarily due to his significant legal background, experience in managing a business and serving as a director of other public companies and a trustee of non-profit organizations. Mr. Shumate has practiced law for nearly 35 years and is the North American managing partner of Squire, Sanders & Dempsey L.L.P. Mr. Shumate was named a Lawyer of the Year 2010 by Best Lawyers and an Ohio Super Lawyer by Law and Politics magazine. Together with his service on the corporate board and compensation committee of Cincinnati Bell, Inc., Mr. Shumate’s background allows him to provide valuable insights to the Board, particularly in regard to corporate governance and risk issues that confront the Company.

TIMOTHY P. SMUCKER

Mr. Smucker, 67, has been a Director since October 1973. He has been the Company’s Chairman since 1987 and Co-Chief Executive Officer since February 2001. Effective August 16, 2011, Mr. Smucker will continue to be the Company’s Chairman but will no longer serve as a Co-Chief Executive Officer. Mr. Smucker is also a director and a member of the audit committee of Hallmark Cards, Incorporated, a privately owned company and marketer of greeting cards and other personal expression products. Mr. Smucker is the vice chairman of the GS1 Management Board, a leading global organization dedicated to the design and implementation of global standards and solutions to improve the efficiency and visibility of the supply and demand chains globally and across sectors. In addition, Mr. Smucker is a director and serves on the executive committee of the Grocery Manufacturers Association, an association of food, beverage, and consumer products companies. He is also a director of The Consumer Goods Forum, an association for members of consumer goods retailers and manufacturers that develops common positions on key strategic issues affecting the consumer goods industry. Mr. Smucker is the brother of Richard K. Smucker, the father of Mark T. Smucker, and the uncle of Paul Smucker Wagstaff, all three of whom serve as Directors and executive officers of the Company.

The Board concluded that Mr. Smucker should serve as a Director largely due to his role as the Company’s Co-Chief Executive Officer, his intimate knowledge of the Company, and his experience serving as a director of other private and public companies. The Board believes that Mr. Smucker’s extensive experience in and knowledge of the Company’s business gained as a result of his long-time service as a member of management is essential to the Board’s oversight of the Company and its business operations. The Board also believes that continuing participation by qualified members of the Smucker family on the Board is an important part of the Company’s corporate culture that has contributed significantly to its long-term success.

The Board unanimously recommends a vote FOR each of the nominees named in this proxy statement for election to the Board.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines (the “Guidelines”) are designed to formalize the Board’s role and to confirm its independence from management and its role of aligning management and Board interests with the interests of shareholders. The Guidelines provide in pertinent part that:

•	a majority of Directors will be “independent,” as set forth under the rules of the NYSE and the SEC, and as further set forth in the Guidelines;

•	all members of the Nominating Committee, the Compensation Committee, and the Audit Committee (collectively, the “Committees”) will be “independent” and there will be at least three members on each of the Committees;

•	the “independent” Directors will meet in executive session on a regular basis in conjunction with regularly scheduled Board meetings (other than the meeting held on the day of the annual meeting) and such meetings will be chaired by the Chair of each of the Committees for each Committee executive session and by the Chair of each of the Committees on a rotating term of one year for each Board executive session;

•	the Board and each of the Committees will conduct an annual self-evaluation;

•	all Directors will own a minimum amount of the Company’s common shares with a value of no less than five times the annual cash retainer paid to each Director, and each Director should strive to attain this ownership threshold within five years of joining the Board;

•	each Director will attend at least 75% of all regular and special Board meetings;

•	each Director is limited to serving on a maximum of three public company boards, including the Company, at any one time without prior, unanimous consent of the Board; and

•	the Corporate Secretary of the Company will provide all new Directors with materials and training in the Company’s Director orientation program.

The Guidelines are posted on the Company’s website at www.smuckers.com. A copy of the Guidelines will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

Shareholder Recommendations for Director Nominees

The Nominating Committee is responsible for identifying, evaluating, and recommending qualified candidates to the Board for nomination. The Nominating Committee considers all suggestions for membership on the Board, including nominations made by the Company’s shareholders. Shareholders’ nominations for Directors must be made in writing, and must include the nominee’s written consent to the nomination and detailed background information sufficient for the Nominating Committee to evaluate the nominee’s qualifications. Nominations should be submitted to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. The Corporate Secretary will then forward nominations to the Chair of the Nominating Committee. All recommendations must include qualifications which meet, at a minimum, the following criteria:

•	candidates must be committed to the Company’s culture and Basic Beliefs of Quality, People, Ethics, Growth, and Independence, and will possess integrity, intelligence, and strength of character having a balance of skills, knowledge, diversity, background, and experience beneficial to the Company;

•	non-employee Director candidates must meet the independence requirements set forth below under the heading “Director Independence”;

•	candidates should have either significant experience in a senior executive role with a major business organization or relevant experience from other professional backgrounds, together with knowledge of corporate governance issues and a commitment to attend Board meetings and related Board activities; and

•	candidates should not have any affiliations or relationships which could lead to a real or perceived conflict of interest.

The Nominating Committee and the Board consider a diverse group of experiences, characteristics, attributes, and skills, including diversity in gender, ethnicity, race, cultural background, and age, in determining whether an individual is qualified to serve as a Director of the Company. While the Board does not maintain a formal policy regarding diversity, it does consider the diversity of the Board when considering Director nominees. Diversity is important because a variety of points of view contribute to a more effective decision-making process. The Nominating Committee and the Board also consider the composition of the Board as a whole in evaluating whether a particular individual should serve on the Board, as the Board seeks to comprise itself of members which, collectively, possess a range of relevant skills, experience, and expertise.

Experience, Qualifications, Attributes, Skills and Diversity of Director Nominees

As mentioned above, in considering each Director nominee and the composition of the Board as a whole, the Nominating Committee looks for a diverse group of experiences, characteristics, attributes, and skills, which relate directly to the management and operations of the Company. Success in specific categories is a key factor in the Company’s overall operational success and creating shareholder value. The Nominating Committee believes that Directors who possess some or all of the following experiences, characteristics, attributes, and skills are better able to provide oversight of the Company’s management and its long-term and strategic objectives.

Adherence to the Company’s Basic Beliefs

The Company seeks Directors who have an understanding of, and are committed to, the Company’s Basic Beliefs of Quality, People, Ethics, Growth, and Independence. These Basic Beliefs are the Company’s values and principles that serve as guideposts for decisions at every level of the Company and cultivate a culture of commitment to each other and to the Company’s constituents. This unique culture has played an important role in the Company appearing on FORTUNE Magazine’s list of the 100 Best Companies to Work For in the United States 13 times, ranking number one in 2004. Further information regarding the Basic Beliefs can be found on the Company’s website at www.smuckers.com.

Leadership and Operating Experience

The Company seeks Directors who have significant leadership and operating experience. Strong leaders bring vision, strategic agility, diverse and global perspectives, and broad business insight to the Company. They also demonstrate a practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth. People with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

Independence

The Company requires that a majority of its Directors satisfy the independence requirements of the NYSE and the SEC.

Finance Experience

The Company believes that it is important for Directors to have an understanding of finance and financial reporting processes. Accurate financial reporting and auditing are critical to the Company’s success. The Company seeks to have a number of Directors who qualify as “audit committee financial experts,” within the meaning of Regulation S-K promulgated by the SEC (“Regulation S-K”), particularly for service on the Audit Committee. The Company expects all of its Directors to be financially knowledgeable.

Public Company Board and Corporate Governance Experience

The Company seeks Directors who have experience serving on the boards of other large, publicly traded companies. This experience prepares the Directors to fulfill the Board’s responsibilities of overseeing the Company’s business and providing insight and guidance to management.

Operations or Distribution Experience

The Company seeks to have Directors with relevant general management or distribution operations experience in the consumer goods industry. In particular, the Company believes that it is important for Directors to have experience in new and expanding businesses, customer segments, and geographies.

Knowledge of the Company

The Company deems it important to have Directors that have in-depth knowledge of the Company and its operations, business segments, products, risks, strategy, and culture.

Minority; Diversity

The Company believes it is important to have a Board composition that is diverse in gender, ethnicity, race, cultural background, and age.

Marketing or Public Relations Experience

As a manufacturer and marketer of branded food products, the Company seeks Directors who have a diverse range of marketing or public relations experience.

The Board believes that all of the Directors are highly qualified and have specific employment and leadership experiences, qualifications, and skills that qualify them for service on the Board. The specific experiences, qualifications, and skills that the Board considered in determining that each such person should serve as a Director are included in their individual biographies and also summarized further in the following table:

Directors with Attribute

Adherence to the Company’s Basic Beliefs	V.C. Byrd	A. Shumate
Understand and adhere to the Company’s Basic Beliefs.	R.D. Cowan	M.T. Smucker
	K.W. Dindo	T.P. Smucker
	P.J. Dolan	R.K. Smucker
	N.L. Knight	W.H. Steinbrink
	E.V. Long	P.S. Wagstaff
G.A. Oatey

Leadership and Operating Experience	V.C. Byrd	A. Shumate
Significant leadership and operating experience.	R.D. Cowan	M.T. Smucker
	K.W. Dindo	T.P. Smucker
	P.J. Dolan	R.K. Smucker
	E.V. Long	W.H. Steinbrink
	G.A. Oatey	P.S. Wagstaff

Independence	R.D. Cowan	E.V. Long
Satisfy the independence requirements of the NYSE.	K.W. Dindo	G.A. Oatey
	P.J. Dolan	A. Shumate
	N.L. Knight	W.H. Steinbrink

Finance Experience	V.C. Byrd	M.T. Smucker
Possess the background, knowledge, and experience to	R.D. Cowan	T.P. Smucker
provide the Company with valuable insight in	K.W. Dindo	R.K. Smucker
overseeing the Company’s finances.	E.V. Long	P.S. Wagstaff

Public Company Board and Corporate Governance	V.C. Byrd	A. Shumate
Experience	K.W. Dindo	T.P. Smucker
Experience serving on the boards of other large,	E.V. Long	R.K. Smucker
publicly traded companies	G.A. Oatey

Operations or Distribution Experience	V.C. Byrd	M.T. Smucker
General management or distribution operations	R.D. Cowan	T.P. Smucker
experience in the consumer goods industry.	K.W. Dindo	R.K. Smucker
	G.A. Oatey	P.S. Wagstaff
E.V. Long

Knowledge of the Company	V.C. Byrd	R.K. Smucker
Experience with the Company for a period in excess	K.W. Dindo	T.P. Smucker
of ten years	E.V. Long	W.H. Steinbrink
	M.T. Smucker	P.S. Wagstaff

Minority; Diversity	K.W. Dindo	A. Shumate
Contribute to the Board in a way that enhances	E.V. Long	M.T. Smucker
perspectives through diversity in gender, ethnicity,	N.L. Knight	P.S. Wagstaff
race, cultural background, and age

Marketing or Public Relations Experience	V.C. Byrd	G.A. Oatey
Possess unique experience or insight into marketing	R.D. Cowan	M.T. Smucker
or public relations matters.	P.J. Dolan	T.P. Smucker
	N.L. Knight	R.K. Smucker
	E.V. Long	P.S. Wagstaff

Director Resignation Policy

In connection with the adoption of a majority voting standard for uncontested elections of Directors, the Board adopted a Director resignation policy to address the situation in which one or more incumbent Directors fail to receive the required majority vote for re-election in an uncontested election. Under Ohio law, an incumbent Director who is not re-elected would remain in office as a “holdover” Director until his or her successor is elected. This Director resignation policy provides that an incumbent Director who is not re-elected with more “for” votes than “against” votes in an uncontested election will be expected to tender to the Board his or her resignation as a Director promptly following the certification of the election results. The Nominating Committee would then consider each tendered resignation and recommend to the Board whether to accept or reject each such tendered resignation. The Board would act on each tendered resignation, taking into account its fiduciary duties to the Company and its shareholders and the Nominating Committee’s recommendation, within 90 days following the certification of the election results. The Nominating Committee, in making its recommendation, and the Board in making its decision, may consider any factors or other information that they consider appropriate with respect to any tendered resignation, including, without limitation:

•	the stated reason for such Director’s failure to receive the approval of a majority of votes cast;

•	the percentage of votes cast against such Director; and

•	the performance of such Director.

Following the Nominating Committee’s recommendation and the Board’s decision, the Board will promptly and publicly disclose its decision whether to accept or reject each tendered resignation and, if applicable, the reasons for rejecting a tendered resignation. If a Director’s tendered resignation is rejected, he or she would continue to serve until his or her successor is elected, or until his or her earlier resignation, removal from office, or death. If a Director’s tendered resignation is accepted, then the Board would have the sole discretion to fill any resulting vacancy or decrease the number of Directors, in each case pursuant to the provisions of and to the extent permitted by the Amended Regulations of the Company (the “Regulations”). Any Director who tenders his or her resignation pursuant to this policy would abstain from the Nominating Committee’s recommendation or the Board’s action regarding whether to accept or reject the tendered resignation. While this description reflects the terms of the Director resignation policy that the Board currently has, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate. The Director resignation policy is posted on the Company’s website at www.smuckers.com and a copy will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

Director Independence

The Company requires that a majority of its Directors be “independent” as defined by the rules of the NYSE and the SEC. The Company may, in the future, amend the Guidelines to establish such additional criteria as the Board determines to be appropriate. The Board makes a determination as to the independence of each Director on an annual basis. The Board has determined that all of the following eight non-employee Directors are independent Directors: R. Douglas Cowan, Kathryn W. Dindo, Paul J. Dolan, Nancy Lopez Knight, Elizabeth Valk Long, Gary A. Oatey, Alex Shumate, and William H. Steinbrink.

In general, “independent” means that a Director has no material relationship with the Company or any of its subsidiaries. The existence of a material relationship is determined upon a review of all relevant facts and circumstances and generally is a relationship that might reasonably be expected to compromise the Director’s ability to maintain his or her independence from management of the Company.

The Board considers the issue of materiality from the standpoint of the persons or organizations with which the Director has an affiliation, as well as from the standpoint of the Director.

The following standards will be applied by the Board in determining whether individual Directors qualify as “independent” under the rules of the NYSE and the SEC. To the extent that these standards are more stringent than the rules of the NYSE or the SEC, such standards will apply. References to the Company include its consolidated subsidiaries.

•	No Director will be qualified as independent unless the Board affirmatively determines that the Director has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Company will disclose these affirmative determinations.

•	No Director who is a former employee of the Company can be independent until three years after the end of his or her employment relationship with the Company.

•	No Director whose immediate family member is, or has been within the last three years, an executive officer of the Company can be independent.

•	No Director who received, or whose immediate family member has received, more than $120,000 in any twelve-month period in direct compensation from the Company within the past three years, other than Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be independent until three years after he or she ceases to receive more than $120,000 in any twelve-month period in such compensation during such time period.

•	No Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company can be independent until three years after the end of the affiliation or the employment or auditing relationship.

•	No Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executive officers serve on that company’s compensation committee can be independent until three years after the end of such service or employment relationship.

•	No Director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company (excluding charitable organizations) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues can be independent until three years after falling below such threshold.

•	No Director can be independent if the Company has made charitable contributions to any charitable organization in which such Director serves as an executive officer if, within the preceding three years, contributions by the Company to such charitable organization in any single completed fiscal year of such charitable organization exceeded the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

In its review and application of the criteria used to determine independence, the Board considered the fact that the Company does business with organizations directly or indirectly affiliated with Ms. Dindo, Mr. Dolan, and Ms. Lopez Knight and affirmatively determined that the amounts paid to the entities affiliated with these individuals do not meet the threshold which would create an issue under the standards for determining independence.

The value of the services and electricity purchased from FirstEnergy Corp., from where Ms. Dindo officially retired in 2007, and its affiliates in fiscal year 2011 was approximately $2,417,000 and does not exceed the greater of $1,000,000 or 2% of FirstEnergy Corp.’s consolidated gross revenues.

The value of advertising and promotional activities sponsored with the Cleveland Indians organization, of which Mr. Dolan is the chairman and chief executive officer and a part owner, in fiscal year 2011 was approximately $268,000 and does not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of the Cleveland Indians.

The value of advertising and promotional activities sponsored with the LPGA, of which Ms. Lopez Knight is associated as a former player and as a current member of the Commissioner Advisory Board, in fiscal year 2011 was approximately $266,000 and does not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of the LPGA.

Structure of the Board of Directors

Chairman and Chief Executive Officer as Directors

The Regulations provide that one person may hold the positions of Chairman of the Board and Chief Executive Officer. Although a majority of the Company’s Directors are independent, the Board does not have a lead independent Director. Timothy P. Smucker, one of the Company’s Co-Chief Executive Officers (“Co-CEO”), currently serves as Chairman. Effective August 16, 2011, Timothy P. Smucker will no longer serve as a Co-CEO but will continue to serve as Chairman. The Board believes that a Co-CEO, or a former Co-CEO, is best situated to serve as Chairman because he is one of the Directors most familiar with the Company’s business and industry. The Board believes that having a current or former Co-CEO serve as Chairman provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, and alignment of corporate strategy. The Board’s independent Directors bring experience, oversight, and expertise from outside the Company and industry, while the Co-CEOs and Chairman bring Company and industry-specific experience and expertise. One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of its strategy once it is developed. The Board believes that its current and proposed management structure, together with independent Directors having the duties described above, is in the best interests of shareholders because it strikes an appropriate balance for the Company; with a current or former Co-CEO also serving as Chairman, there is unified leadership and a focus on strategic development and execution, while the independent Directors help assure independent oversight of management.

Board’s Role in Risk Oversight

Risk is inherent in any business, and the Company’s management is responsible for the day-to-day management of risks that the Company faces. The Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.

The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board meets regularly with senior management, including the executive officers, to discuss strategy and risks facing the Company. Senior management attends the Board’s quarterly meetings, as well as certain Committee meetings, in order to address any questions or concerns raised by the Board on risk management and any other matters. Each quarter, the Board receives presentations from senior management on business operations, financial results, and strategic issues. In addition, senior management holds an annual strategic planning retreat, as well as periodic strategic planning sessions, to discuss strategies, key challenges, and risks and opportunities for the Company. Senior management then reviews the results of each strategic planning session with the Board.

The Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. Risk assessment reports are regularly provided by management and the Company’s internal auditors to the Audit Committee. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs, including overseeing the Company’s compensation-related risk assessment described further below in this proxy statement. The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for Directors and executive officers, and corporate governance, including the annual monitoring of corporate governance issues, developing Director self-evaluations, reviewing potential conflicts of interest, and developing stock ownership guidelines for the Company’s executive officers. All of these Committees report back to the full Board at Board meetings as to the Committees’ activities and matters discussed and reviewed at the Committees’ meetings. In addition, the Board is encouraged to participate in internal and external Director education courses to keep apprised of current issues, including areas of risk.

Communications with the Board

Interested parties who wish to communicate with members of the Board as a group, with non-employee Directors as a group, or with individual Directors, may do so by writing to Board Members c/o Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. The Directors have requested that the Corporate Secretary act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate Directors. Communications relating to matters within the responsibility of one of the Committees will be forwarded to the Chair of the appropriate Committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

Policy on Ethics and Conduct

Ethics is one of the Company’s Basic Beliefs and is fundamental to the Company’s business. The Company emphasizes that ethical conduct is vital to ensure successful, sustained business relationships.

The Company’s Policy on Ethics and Conduct applies to all employees and Directors of the Company, its subsidiaries, and its affiliates. The policy details specifics concerning the manner in which employees and Directors are expected to conduct themselves and imposes on each person the responsibility for making ethical choices.

Any changes to this policy and any waivers of this policy for or on behalf of any Director, executive officer, or senior financial officer of the Company must be approved by the Board, or by a Committee of the Board, to which authority to issue such waivers has been delegated by the Board. Any such waivers will be promptly disclosed to the public, as required by applicable law, and will be disclosed on the Company’s website at www.smuckers.com. Waivers of this policy for any other employee may be made only by an authorized officer of the Company.

The Policy on Ethics and Conduct is posted on the Company’s website at www.smuckers.com and a copy will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

The Board has established means for employees to report violations of the policy to their manager or supervisor or to the General Counsel. Reports to the General Counsel may be made in writing, by telephone, in person, or may be submitted anonymously through the Company’s toll-free telephone hotline.

BOARD AND COMMITTEE MEETINGS

Board Meetings

During fiscal year 2011, there were six meetings of the Board. All Directors are required to, and did, attend at least 75% of the total number of Board and Committee meetings for which they were eligible. The Company has not adopted a formal policy requiring Directors to attend the annual meeting of shareholders. All Directors attended the 2010 annual meeting.

The Board has a Nominating Committee, a Compensation Committee, and an Audit Committee. All of the Committees are comprised entirely of independent Directors in accordance with the NYSE listing standards. Charters for each Committee are posted on the Company’s website at www.smuckers.com. A copy of each Charter will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

The table below shows current members of each of the Committees and the number of meetings held by each Committee in fiscal year 2011.

Compensation
Name	Nominating Committee	Committee	Audit Committee

R. Douglas Cowan			✓
Kathryn W. Dindo		✓	Chair
Paul J. Dolan		✓
Nancy Lopez Knight	✓
Elizabeth Valk Long		Chair	✓
Gary A. Oatey	Chair
Alex Shumate	✓
William H. Steinbrink	✓

Number of Meetings	3	5	8

Director Compensation

Directors who are employees of the Company receive no compensation for their services as Directors. The Company uses a combination of cash and stock-based compensation to attract and retain non-employee Directors who serve on the Board. At its January 2011 meeting, the Compensation Committee and the Board approved an increase in the compensation to be paid to the Company’s non-employee Directors. This increase in compensation paid to non-employee Directors became effective May 1, 2011, and was based on a review of Director compensation conducted by the Company’s outside compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”), the results of which were presented to the Compensation Committee at its January 2011 meeting. A review of Director compensation is performed on an annual basis in order to remain aware of current trends in Director compensation.

For fiscal year 2012, non-employee Directors will be eligible to receive the following compensation:

Type of Compensation	Amount

Annual Retainer	$60,000	Per year
Additional Annual Retainer for Committee Chair (except Audit Committee Chair)	$10,000	Per year
Additional Annual Retainer for Audit Committee Chair	$15,000	Per year
Attendance Fee for Board Meetings	$1,500	Per meeting
Attendance Fee for Committee Meetings	$1,500	Per meeting
Annual Grant of Deferred Stock Units	$105,000	In deferred stock units granted annually in October

The annual grant of deferred stock units having a value of $105,000 will be issued out of The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan (the “2010 Plan”) approved by the shareholders at the 2010 annual meeting. The deferred stock units vest immediately upon grant and are entitled to dividends in an amount paid to all shareholders. These dividends are reinvested in additional deferred stock units.

During fiscal year 2012, non-employee Directors may elect to receive a portion of their annual retainer and meeting fees in the form of deferred stock units. Such amounts will be deferred under the Nonemployee Director Deferred Compensation Plan, which was adopted by the Board effective January 1, 2007 (the “Nonemployee Director Deferred Compensation Plan”). All deferred stock units, together with dividends credited on those deferred stock units, will be paid out in the form of common shares upon termination of service as a non-employee Director.

For fiscal year 2011, non-employee Directors were eligible to receive the following compensation:

Type of Compensation	Amount

Annual Retainer	$55,000	Per year
Additional Annual Retainer for Committee Chair (except Audit Committee Chair)	$7,500	Per year
Additional Annual Retainer for Audit Committee Chair	$10,000	Per year
Attendance Fee for Board Meetings	$1,500	Per meeting
Attendance Fee for Committee Meetings	$1,500	Per meeting
Annual Grant of Deferred Stock Units	$90,000	In deferred stock units granted annually in October

The annual grant of deferred stock units having a value of $90,000 was issued out of The J. M. Smucker Company 2006 Equity Compensation Plan (the “2006 Plan”). The deferred stock units vested immediately upon grant and are entitled to dividends in an amount paid to all shareholders. These dividends are reinvested in additional deferred stock units.

During fiscal year 2011, non-employee Directors could have elected to receive a portion of their annual retainer and meeting fees in the form of deferred stock units. Such amounts were deferred under the Nonemployee Director Deferred Compensation Plan. All deferred stock units, together with dividends credited on those deferred stock units, will be paid out in the form of common shares upon termination of service as a non-employee Director.

The Board has established minimum amounts of stock ownership for non-employee Directors equal to no less than five times the annual cash retainer paid to each non-employee Director. The Board policy also provides that each non-employee Director should strive to attain this ownership threshold within five years of joining the Board. At this time, all non-employee Directors have either met or, if serving for less than five years, are on pace to meet the stock ownership guidelines.

The following table reflects compensation earned by the non-employee Directors for fiscal year 2011.

2011 Director Compensation

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Total
(1)(2)	($)	($)(3)	($)(4)	($)(5)	($)
R. Douglas Cowan	76,000	90,000	—	—	166,000
Kathryn W. Dindo	92,000	90,000	—	—	182,000
Paul J. Dolan	71,500	90,000	—	—	161,500
Nancy Lopez Knight	68,500	90,000	—	—	158,500
Elizabeth Valk Long	91,000	90,000	—	—	181,000
Gary A. Oatey	76,000	90,000	—	—	166,000
Alex Shumate	68,500	90,000	—	—	158,500
William H. Steinbrink	68,500	90,000	—	—	158,500

(1)	Vincent C. Byrd, Mark T. Smucker, Richard K. Smucker, Timothy P. Smucker, and Paul Smucker Wagstaff are not included in this table as they are employees of the Company and receive no compensation for their services as Directors. The compensation received by Vincent C. Byrd, Mark T. Smucker, Richard K. Smucker, and Timothy P. Smucker as employees of the Company is shown in the “Summary Compensation Table.” The compensation received by Paul Smucker Wagstaff as an employee of the Company is shown in the “Related Party Transactions” section of this proxy statement.

(2)	As of April 30, 2011, each non-employee Director had the aggregate number of deferred stock units and stock options shown below. Deferred stock units include deferred meeting and retainer compensation and annual stock unit awards valued at a predetermined dollar amount, along with additional stock units credited as a result of the reinvestment of dividends.

	Deferred	Stock
Name	Stock Units	Options

R. Douglas Cowan	15,601	5,500
Kathryn W. Dindo	24,960	5,500
Paul J. Dolan	15,331	—
Nancy Lopez Knight	7,971	—
Elizabeth Valk Long	35,098	10,500
Gary A. Oatey	21,162	5,500
Alex Shumate	3,298	—
William H. Steinbrink	32,504	10,500

(3)	These amounts reflect the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), for stock awards granted to the non-employee Directors in the fiscal year ended April 30, 2011.

(4)	No stock options were awarded in fiscal year 2011.

(5)	Non-employee Directors occasionally receive perquisites provided by or paid by the Company. During fiscal year 2011, these perquisites included occasional samples of the Company’s products and tickets to Company-sponsored events. The aggregate value of all benefits provided to each non-employee Director in fiscal year 2011 was less than $10,000.

Executive Sessions and Presiding Director

In fiscal year 2011, the Board held three regularly scheduled executive sessions in which only the independent Directors were present. As provided in the Guidelines, these meetings were chaired by Elizabeth Valk Long, the Chair of the Compensation Committee. In fiscal year 2012, the Chair of the Audit Committee will chair the executive sessions. In fiscal year 2013, the Chair of the Nominating Committee will chair the executive sessions. Executive sessions of the Board are held in conjunction with regularly scheduled meetings of the Board. There is no executive session held on the day of the annual meeting, unless specifically requested by a Director.

Nominating and Corporate Governance Committee

The Nominating Committee has four members and met three times during fiscal year 2011. The principal functions of the Nominating Committee include:

•	developing qualifications/criteria for selecting and evaluating Director nominees and evaluating current Directors;

•	evaluating the performance of the Company’s Co-CEOs;

•	considering and proposing Director nominees for election at the annual meeting;

•	selecting candidates to fill Board vacancies as they may occur;

•	making recommendations to the Board regarding the Committees’ memberships;

•	considering key management succession planning issues as presented annually by management;

•	developing and generally monitoring the Guidelines;

•	developing stock ownership guidelines for the executive officers;

•	reviewing and approving, as appropriate, related party transactions consistent with the guidelines set forth in the Company’s Policy on Ethics and Conduct and the Company’s related party transaction policy;

•	making recommendations to the Board regarding Director orientation and continuing training;

•	developing procedures for shareholders to communicate with the Board;

•	administering the annual evaluation of the Board; and

•	performing other functions or duties deemed appropriate by the Board.

The Nominating Committee operates under a written charter, which is posted on the Company’s website at www.smuckers.com. A copy of the Nominating Committee charter is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. The Nominating Committee believes its charter is an accurate and adequate statement of the Nominating Committee’s responsibilities, and the Nominating Committee reviews its charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.

Executive Compensation Committee

The Compensation Committee has three members and met five times during fiscal year 2011. The principal functions of the Compensation Committee include:

•	establishing, regularly reviewing, and implementing the Company’s compensation philosophy;

•	determining the total compensation packages and performance goals of the Company’s executive officers;

•	assuring that the total compensation paid to the Company’s executive officers is fair, equitable, and competitive based on an internal review and as compared to external market data;

•	approving and administering the terms and policies of the Company’s long-term incentive compensation programs (including the Company’s restricted stock program) for executive officers;

•	approving and administering the terms and policies of the Company’s short-term incentive compensation programs (including the cash bonus program) for executive officers;

•	considering employee benefit programs generally;

•	reviewing the compensation paid to non-employee Directors and, as appropriate, making recommendations to the Board;

•	with the assistance of the Company’s management and any outside consultants the Compensation Committee deems appropriate, overseeing the risk assessment of the Company’s compensation arrangements and reviewing at least annually the relationship (if any) between the Company’s risk management policies and practices and the Company’s compensation arrangements; and

•	performing other functions or duties deemed appropriate by the Board.

The Compensation Committee operates under a written charter, which is posted on the Company’s website at www.smuckers.com. A copy of the Compensation Committee charter is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. The Compensation Committee believes its charter is an accurate and adequate statement of the Compensation Committee’s responsibilities, and the Compensation Committee reviews its charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities. More information about the Compensation Committee and related topics is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

Audit Committee

The Audit Committee has three members and met eight times during fiscal year 2011, including three telephonic meetings to review the Company’s quarterly filings on Form 10-Q. The principal functions of the Audit Committee include:

•	determining annually that at least one of its members meets the definition of “audit committee financial expert”;

•	reviewing annually the financial literacy of each of its members, as required by the NYSE;

•	reviewing with the Independent Auditors of the Company the scope and thoroughness of the Independent Auditors’ examination and considering recommendations of the Independent Auditors;

•	appointing the Independent Auditors and pre-approving all services and related fees for the year;

•	reviewing the sufficiency and effectiveness of the Company’s system of internal controls, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, with the Company’s financial officers, the Independent Auditors, and, to the extent the Audit Committee deems necessary, legal counsel;

•	reviewing and discussing the Company’s quarterly and annual filings on Form 10-Q and Form 10-K, respectively;

•	reviewing and monitoring, with the Company’s senior management, the Company’s major financial risk exposures;

•	reviewing and approving the charter for the Company’s internal audit function, the annual internal audit plan, and summaries of recommendations; and

•	performing other functions or duties deemed appropriate by the Board.

As part of her responsibilities, the Chair of the Audit Committee met quarterly with the Company’s management and Independent Auditors to review earnings release information.

In addition, the Audit Committee reviewed the financial literacy of each of its members, as required by the listing standards of the NYSE, and determined that each of its members meets the criteria established by the NYSE. The Audit Committee also reviewed the definition of an “audit committee financial expert” as set forth in Regulation S-K and determined that two of its members, Kathryn W. Dindo and R. Douglas Cowan, satisfy the criteria for an audit committee financial expert. The Board adopted a resolution at its April, 2011 meeting designating each of Ms. Dindo and Mr. Cowan as an “audit committee financial expert,” within the meaning of Regulation S-K.

The Audit Committee operates under a written charter, which is posted on the Company’s website at www.smuckers.com. A copy of the Audit Committee charter is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. The Audit Committee believes its charter is an accurate and adequate statement of the Audit Committee’s responsibilities, and the Audit Committee reviews its charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities. A more detailed report of the Audit Committee is set forth below under the “Report of the Audit Committee” section of this proxy statement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three independent Directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee serves as the primary communication link between the Board as the representative of the shareholders, the Company’s Independent Auditors, Ernst & Young LLP, and the Company’s internal auditors. The Company’s management has the primary responsibility for financial statements and the reporting process, including the systems of internal control.

In fulfilling its responsibilities during the fiscal year, the Audit Committee reviewed with management the financial statements and related financial statement disclosures included in the Company’s Quarterly Reports on Form 10-Q and the audited financial statements and related financial statement disclosures included in its Annual Report on Form 10-K for the fiscal year ended April 30, 2011. Also, the Audit Committee reviewed with the Independent Auditors their judgments as to both the quality and the acceptability of the Company’s accounting policies. The Audit Committee’s review with the Independent Auditors included a discussion of other matters required under Auditing Standards promulgated by the Public Company Accounting Oversight Board, including Interim Auditing Standards defined under Public Company Accounting Oversight Board Rule 3200T, Interim Auditing Standards, which include matters required by the Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance.

The Audit Committee received the written disclosures from the Independent Auditors required by the Public Company Accounting Oversight Board Rule 3526 and has discussed those disclosures with the Independent Auditors. The Audit Committee also has considered the compatibility of non-audit services with the Independent Auditors’ independence.

The Audit Committee discussed with the Company’s internal auditors and Independent Auditors the overall scope and plans for their respective audits and reviewed the Company’s plans for compliance with management certification requirements pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee met with the internal auditors and Independent Auditors to discuss the results of the auditors’ examinations, their evaluation of the Company’s internal controls, including a review of the disclosure control process, as well as the overall quality of the Company’s financial reporting. The Audit Committee, or the Audit Committee Chair, also pre-approved services provided by the Independent Auditors during fiscal year 2011.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011. The Audit Committee authorized the appointment of Ernst & Young LLP as the Company’s Independent Auditors for the fiscal year 2012.

AUDIT COMMITTEE

Kathryn W. Dindo, Chair
R. Douglas Cowan
Elizabeth Valk Long

SERVICE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the aggregate fees, including out of pocket expenses, paid to the Independent Auditors for the years ended April 30, 2011 and 2010:

Type of Fees	2011	2010

Audit Fees(1)	$2,010,000	$2,131,000
Audit-Related Fees(2)	$555,000	$45,000
Tax Fees(3)	$1,376,000	$1,817,000
All Other Fees	$—	$—

Total Fees	$3,941,000	$3,993,000

(1)	Audit fees primarily relate to (i) the audit of the Company’s consolidated financial statements as of and for the years ended April 30, 2011 and 2010, including statutory audits of certain international subsidiaries; (ii) the assessment of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002; and (iii) the reviews of the Company’s unaudited condensed consolidated interim financial statements as of July 31, October 31, and January 31 for fiscal years 2011 and 2010.

(2)	Audit-related fees are for (i) audits of certain employee benefit plans; (ii) financial reporting advisory services; (iii) acquisition related due diligence; (iv) the Company’s subscription to on-line research services; and (v) other attest services.

(3)	Tax fees are primarily for tax work in connection with tax compliance, preparation and planning services.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee charter, as well as the policies and procedures adopted by the Audit Committee, require that all audit and permitted non-audit services provided by the Independent Auditors be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and, in limited circumstances, other services. The Audit Committee’s pre-approval identifies the particular type of service and is subject to a specific engagement authorization.

Should it be necessary to engage the Independent Auditors for additional, permitted services between scheduled Audit Committee meetings, the Audit Committee Chair has been delegated the authority to approve up to $200,000 for additional services for a specific engagement. The Audit Committee Chair then reports such pre-approval at the next meeting of the Audit Committee. The approval policies and procedures of the Audit Committee do not include delegation of the Audit Committee’s responsibility to the Company’s management.

All of the services described above were approved by the Audit Committee, or the Audit Committee Chair, before the Independent Auditors were engaged to render the services or otherwise in accordance with the approval process adopted by the Audit Committee.

COMMUNICATIONS WITH THE AUDIT COMMITTEE

The Company’s Policy on Ethics and Conduct has established procedures for confidential, anonymous complaints by employees and from third parties received by the Company regarding accounting, internal accounting controls, or auditing matters. The Policy on Ethics and Conduct is posted on the Company’s website at www.smuckers.com and is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal 2 on the proxy card)

The Audit Committee has appointed Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending April 30, 2012. The Audit Committee has requested that the shareholders ratify this decision. Ernst & Young LLP has served as the Company’s Independent Auditors since 1955.

A representative of Ernst & Young LLP will be present at the annual meeting with an opportunity to make a statement, if so desired, and to respond to appropriate questions with respect to that firm’s examination of the Company’s financial statements for the fiscal year ended April 30, 2011.

Although shareholder ratification is not required under the laws of the State of Ohio, the Company is submitting the appointment of Ernst & Young LLP to the shareholders for ratification at the annual meeting as a matter of good corporate practice and in order to provide a means by which shareholders may communicate their opinion to the Audit Committee. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without re-submitting the matter to the shareholders. Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and the interests of the shareholders.

The Board unanimously recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s
Independent Registered Public Accounting Firm.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
(Proposal 3 on the proxy card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires that the Company provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s Co-CEOs, Chief Financial Officer and the three other most highly compensated executive officers (collectively, the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company seeks to closely align the interests of the Named Executive Officers with the interests of its shareholders. The Company’s compensation programs are designed to reward the Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of positive total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Some of the Company’s key compensation practices and recent modifications include:

•	Performance-Based Pay. The Company abides by a strong pay for performance philosophy. For fiscal year 2011, 55% to 80% of the principal compensation components for the Company’s executive officers was variable and tied to financial performance.

•	No Employment Agreements. The Company does not have employment agreements, severance agreements, or change of control agreements with any of the Company’s executive officers (except that the award agreements executed by all participants receiving long-term incentive awards provide for accelerated vesting upon a change of control).

•	Significant Stock Ownership. The Company has a minimum stock ownership requirement for all of its executive officers.

•	Compensation Risk Assessment. The Company annually conducts a review of its compensation practices and policies and has concluded that its compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

•	Independent Compensation Committee. Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of the NYSE and the Company’s director independence standards.

•	Outside Compensation Consultant. The Compensation Committee utilizes the services of an independent outside compensation consultant.

•	Hedging Policy. The Board adopted a “no hedging” policy prohibiting directors, employees, and officers, including executive officers, from engaging in hedging transactions in the Company’s common shares.

•	Use of Tally Sheets. When approving changes in compensation for the Named Executive Officers, the Compensation Committee reviews a tally sheet for each Named Executive Officer.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board, or the Compensation Committee. To the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of the holders of a majority of the total voting power of the Company, based upon one vote for each common share owned as of the record date, is necessary to approve, on an advisory basis, the Company’s executive compensation. Abstentions and broker non-votes will have the same effect as votes against this proposal. Under the Articles, shareholders are entitled to cast ten-votes-per-share on any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement. Because the vote on Proposal 3 is a non-binding, advisory vote, the Company has determined that such ten-votes-per-share provisions will not apply to this proposal.

Accordingly, the Company asks the shareholders to vote on the following resolution at the Company’s annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2011 annual meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table, and the other related tables and disclosures.”

The Board unanimously recommends a vote FOR the approval of the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE SAY-ON-PAY VOTES
(Proposal 4 on the proxy card)

The Dodd-Frank Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes on the compensation of the Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC, which is referred to in this proxy statement as an advisory vote on executive compensation or Say-on-Pay. By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that the Company conduct future advisory votes on Say-on-Pay once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

The Board has determined that an annual advisory Say-on-Pay vote will allow the Company’s shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters.

The Company recognizes that shareholders may have different views as to the best approach for the Company, and therefore the Company looks forward to hearing from shareholders as to their preference on the frequency of holding future Say-on-Pay votes.

This vote is advisory, which means that the vote is not binding on the Company, the Board, or the Compensation Committee. The Board and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on Say-on-Pay.

The affirmative vote of the holders of a majority of the total voting power of the Company, based upon one vote for each common share owned as of the record date, is necessary to approve, on an advisory basis, the frequency of holding future Say-on-Pay votes. Abstentions and broker non-votes will have the same effect as votes against this proposal. If the holders of a majority of the total voting power of the Company do not approve the Board’s recommendation to have an annual Say-on-Pay vote, then the option receiving the highest number of votes will be deemed the frequency selected by the shareholders. In such case, the Board may decide that it is in the best interests of shareholders and the Company to hold an advisory Say-on-Pay vote more or less frequently than the frequency receiving the most votes cast by shareholders. Under the Articles, shareholders are entitled to cast ten-votes-per-share on any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement or agreement. Because the vote on Proposal 4 is a non-binding, advisory vote, the Company has determined that such ten-votes-per-share provisions will not apply to this proposal.

The Board unanimously recommends a vote for the option of 1 YEAR as the preferred frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee regularly reviews the Company’s compensation philosophy and objectives. The Compensation Committee is also responsible for reviewing and approving compensation for the Company’s executive officers on an annual basis. A description of the Compensation Committee’s responsibilities is set forth in detail in its charter, which is posted on the Company’s website at www.smuckers.com.

Set forth below is a detailed discussion of the Company’s compensation program for its executive officers organized as follows:

I.	Executive Summary	Page — 34
II.	Compensation Consultant	Page — 36
III.	Components of the Company’s Compensation Program for Executive Officers	Page — 37
IV.	Determination of Compensation for Executive Officers	Page — 38
V.	What the Company’s Short-Term Incentive Compensation Program is Designed to Reward and How it Works	Page — 41
VI.	What the Company’s Long-Term Incentive Compensation Program (Performance-Based Restricted Stock) is Designed to Reward and How it Works	Page — 43
VII.	Health Benefits	Page — 45
VIII.	Pension and Retirement Plans, the Non-qualified Supplemental Retirement Plan, and the Voluntary Deferred Compensation Plan	Page — 45
IX.	Other Benefits Executive Officers Receive	Page — 46
X.	Description of Agreements with Executive Officers	Page — 47
XI.	Tax and Accounting Considerations	Page — 47
XII.	Compensation-Related Risk Assessment	Page — 47

I.	Executive Summary

The Company manages its business with the long-term objective of providing value to all of its constituents, namely, consumers, customers, employees, suppliers, communities in which the Company has a presence, and shareholders. The Company’s compensation programs are designed to support this overall objective. The Company’s compensation philosophy is that compensation for all employees, including its executive officers, should be:

•	fair and equitable when viewed both internally and externally;

•	competitive in order to attract and retain the best qualified individuals; and

•	performance-based.

The Company has designed its compensation programs to reflect each of these characteristics. The performance-based incentives (comprised of corporate performance, and in some cases, individual performance and strategic business area performance) seek to reward both short-term and long-term results and to align the interests of the Company’s executive officers and other participants with the interests of the Company’s shareholders. The Company’s executive officers receive a compensation package which primarily consists of an annual base salary, short-term incentive awards, and long-term incentive awards.

The Compensation Committee sets the short-term and long-term incentive award performance targets for participants, including executive officers, in June of each year for the fiscal year commencing the prior May 1st. The Company believes that the performance targets established by the Compensation Committee, based primarily on earnings per share and, in some cases, strategic business area performance, require participants, including executive officers, to perform at a high level. During the ten-year period from 2002 through 2011, the Company’s annual compounded non-GAAP earnings per share growth rate was approximately 14%. In addition, the Company increased its dividend rate payable to shareholders every year during this period.

Fiscal Year 2011 Financial Performance

The Company had strong financial results in fiscal year 2011, as more specifically described under the heading “Management’s Discussion and Analysis” in the Company’s Annual Report on Form 10-K. The Company’s results demonstrate that when its employees focus on a shared purpose and clear strategy, strong financial performance follows. The chart below summarizes the key Company financial results for fiscal year 2011 compared to fiscal year 2010.

	Fiscal 2011	Fiscal 2010	Change (%)

Net Sales (in millions)	$4,825.7	$4,605.3	5%
Non-GAAP Earnings per Share	$4.69	$4.37	7%
Fiscal Year End Stock Price	$75.07	$61.07	23%

The Company’s fiscal year 2011 performance was a key factor in the compensation decisions for the fiscal year, as more specifically discussed below.

Fiscal Year 2011 Executive Officers’ Compensation

•	Annual Base Salary. In fiscal year 2011, the salary increases for the executive officers were, on average, aligned with the Company’s salary increase budget for other salaried employees, and were, on average, approximately 4.35% above their fiscal year 2010 salaries (excluding salary increases received in connection with promotions).

•	Short-Term Incentive Awards. The Company’s short-term incentive compensation program is performance-based and is designed to reward key managers, including executive officers, for their contributions to the Company based on clear, measurable criteria. The Compensation Committee evaluates the following criteria and information in approving the short-term incentive awards for executive officers: (i) the Company’s performance in relation to its non-GAAP earnings per share goal for the fiscal year; and in some cases, (ii) personal performance of the executive officer based on achievement of corporate performance goals, and adjusted, either up or down, in extraordinary circumstances; and (iii) if an executive officer has responsibilities that align with a strategic business area, a percentage of this award is tied to that strategic business area’s performance in relation to its annual segment profit goal. The Compensation Committee reviews attainment of relevant profit goals for these areas each year. Short-term incentive awards range from 0% of the target award amount if the Company fails to achieve 80% of its non-GAAP earnings per share goal, to a maximum of 200% of the target award amount if the Company achieves or exceeds 110% of its earnings goal. Executive officers’ target annual cash awards range from 40% to 95% of base salary depending on the responsibilities and experience of the executive officer. Specifically, with respect to fiscal year 2011, the Compensation Committee approved the corporate non-GAAP earnings per share goal of $4.55, and the Company achieved non-GAAP earnings per share of $4.69, representing 103% of the target amount. As a result of exceeding the earnings target, the corporate performance portion of the short-term incentive awards was paid at 130% of the target award for all participants.

•	Long-Term Incentive Awards. The Company’s long-term, performance-based compensation is stock-based and is designed to align the interests of management with the interests of the Company’s shareholders. Actual long-term incentive awards are based on the Company’s non-GAAP earnings per share performance as established by the Compensation Committee the previous June (on the same earnings per share basis as short-term incentive awards are determined) and range from 0% of the restricted shares target award amount if the Company fails to achieve 80% of its earnings goal, to a maximum of 150% of the restricted shares target award amount if the Company achieves or exceeds 120% of its earnings goal. Executive officers’ long-term incentive award targets range from 70% to 275% of base salary depending on the responsibilities and experience of the executive officer.

Specifically, with respect to fiscal year 2011, the Company achieved 103% of its non-GAAP earnings per share performance level, resulting in long-term incentive awards of 107.5% of the target.

Significant Compensation Practices and Recent Modifications

The Company’s compensation programs, practices, and policies are reviewed and reevaluated on an ongoing basis. The Company modifies its compensation programs to address evolving best practices and changing regulatory requirements. Listed below are some of the Company’s more significant practices and recent modifications.

•	Performance-Based Pay. As discussed above, the Company abides by a strong pay for performance philosophy. For fiscal year 2011, 55% to 80% of the principal compensation components for the Company’s executive officers were variable and tied to financial performance.

•	No Employment Agreements; Termination of Consulting Agreements. The Company does not have employment agreements, severance agreements, or change of control agreements with any of the Company’s executive officers, except that the award agreements executed by all participants receiving long-term incentive awards provide for accelerated vesting upon a change of control. In addition, on April 25, 2011, the Company and each of its Co-Chief Executive Officers entered into amendments terminating substantially all of the provisions of their Amended and Restated Consulting and Noncompete Agreements, dated December 31, 2010 (the “Consulting Agreements”), as discussed in more detail under the heading “Compensation Discussion and Analysis — Description of Agreements with Executive Officers.”

•	Significant Stock Ownership. All of the Named Executive Officers significantly exceed the minimum stock ownership guidelines, thereby strongly aligning each Named Executive Officer’s long-term interests with the Company’s shareholders. The Company recently increased the minimum stock ownership requirement for the Company’s Co-Chief Executive Officers to a multiple of six times their annual base salaries. The Company’s other executive officers must own stock with a value of at least two times their annual base salaries.

•	Compensation Risk Assessment. The Company conducted a compensation risk assessment and concluded that the Company’s compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

•	Independent Compensation Committee. Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of the NYSE and the Company’s director independence standards.

•	Outside Compensation Consultant. The Compensation Committee utilizes the services of Frederic W. Cook & Co., Inc. (“FWC”), an independent outside compensation consultant.

•	Hedging Policy. In January 2011, the Board adopted a new Insider Trading and Disclosure Policy, which included a “no hedging” policy prohibiting directors, employees, and officers, including executive officers, from engaging in hedging transactions in the Company’s common shares.

•	Use of Tally Sheets. When approving changes in compensation for the Named Executive Officers, the Compensation Committee reviews a tally sheet for each Named Executive Officer.

II.	Compensation Consultant

The Compensation Committee has retained an outside consultant to assist, as requested, in the fulfillment of various aspects of its charter. Towers Watson served as the outside consultant through August 2010. At that time, the Compensation Committee retained FWC to serve as the Compensation Committee’s outside consultant. As Towers Watson did, FWC also reports directly to the Compensation Committee and participates in executive sessions with the Compensation Committee, without members of the Company’s management present. The Co-CEOs, the Senior Vice President and Chief Administrative Officer, and the Vice President, General Counsel and Corporate Secretary also attend the non-executive session portions of the Compensation

Committee meetings. Pursuant to its corporate governance model, the Compensation Committee makes all decisions concerning compensation and benefits for the Company’s executive officers, and the Compensation Committee relies on FWC for advice, data, and market information regarding executive compensation. During fiscal year 2011, Towers Watson attended the June 2010 meeting and FWC attended all Compensation Committee meetings beginning with the October 2010 meeting. During their respective terms, the outside consultants assisted the Compensation Committee with:

•	providing updates on relevant trends and technical developments in executive compensation;

•	assessing the competitiveness of pay levels and practices;

•	evaluating programs and recommendations put forth by management against the Compensation Committee’s stated rewards objectives;

•	reviewing information to be included in the compensation sections of the Company’s proxy statement; and

•	overseeing a risk assessment of all of the Company’s compensation plans.

The Compensation Committee authorized Towers Watson and FWC staff members working on the Compensation Committee’s behalf to interact with Company management, as needed, to obtain or confirm information for presentation to the Compensation Committee. Further, the Compensation Committee is kept apprised of other work performed by Towers Watson on behalf of the Company and also has considered the compatibility of non-compensation services with Towers Watson’s independence. FWC is not performing other work for the Company.

The total amount of fees paid to Towers Watson for its executive compensation consulting services during fiscal year 2011 was $36,225. In addition to such compensation consulting services, Towers Watson provided other services to the Company in fiscal year 2011. These services included retirement consulting related to United States and Canadian actuarial services, retirement statements, communications support, health plan design assistance, salary range review, and other services. The total amount of fees paid to Towers Watson for such other services (excluding the fees paid for the executive compensation consulting services disclosed above) during fiscal year 2011 was $2,511,456. Management decided to retain Towers Watson to provide these other services. The Compensation Committee reviewed the other services provided by Towers Watson, but did not formally approve them. The total amount of the fees paid to FWC for its executive compensation consulting services during fiscal year 2011 was $116,540. No other fees were paid to FWC.

III. Components of the Company’s Compensation Program for Executive Officers

The Company’s executive officers receive a compensation package which consists of the following components:

Cash Components

•	annual base salary;

•	annual holiday bonus equal to 2% of annual base salary;

•	the Company’s short-term incentive compensation program, in the form of a potential annual cash award (“Cash Incentive Award”), provides participants the opportunity, subject to meeting specified goals, to earn an annual cash bonus; and

•	in extraordinary circumstances, employees of the Company, including executive officers, may be granted a discretionary cash bonus.

Equity Component

•	the Company’s long-term incentive compensation program, in the form of a potential annual grant of restricted shares, restricted stock units, or performance units (“Restricted Stock Award”), provides participants the opportunity, subject to meeting specified goals, to earn a grant of shares of Company stock, which generally vests at the end of a four-year period from the date of grant.

Health and Retirement Benefits

•	participation in health and welfare plans upon substantially the same terms as available to most other salaried employees of the Company;

•	participation in retirement plans (such as a 401(k) plan, defined benefit pension plan, and employee stock ownership plan) upon substantially the same terms as available to most other salaried employees of the Company;

•	participation in a supplemental executive retirement plan; and

•	annual physical examinations upon the same terms as available to other senior managers of the Company.

Other Benefits

•	the right to defer part of their salary or cash bonus under a non-qualified, voluntary, deferred compensation plan; and

•	selected perquisites for certain executive officers such as use of the Company’s aircraft (primarily by the Co-CEOs), financial and tax planning assistance, tickets to entertainment events, and select reimbursement for club dues and expenses.

IV.	Determination of Compensation for Executive Officers

The Company believes the compensation paid to executive officers must be competitive enough to attract and retain qualified individuals and must be fair and equitable. The Company also believes that there are certain non-financial, intangible elements of the overall compensation program which provide a positive work environment and provide value for the Company’s employees.

Compensation Benchmarking

In an effort to provide competitive, fair, and equitable compensation, target compensation opportunities for the executive officers are benchmarked every other year. Target compensation opportunities for fiscal year 2011 were determined using published and widely available market data from a broad cross-section of companies that participated in three major executive compensation surveys. The Company did not select specific peer companies for this purpose. The three survey databases used for the pay analysis conducted by Towers Perrin in 2009 included the 2008 U.S. CDB General Industry Executive Database (the “Towers Perrin Survey”); the 2008/2009 Survey Report on Top Management Compensation (the “Watson Wyatt Survey”); and the 2008 Mercer Benchmark Database — Executive Survey Report (the “Mercer Survey” and, collectively with the Towers Perrin Survey and the Watson Wyatt Survey, the “2009 Compensation Study”). The information for all companies reporting data for a specific job from the Towers Perrin Survey and the Mercer Survey and for all non-durable goods companies from the Watson Wyatt Survey was used when the Compensation Committee reviewed compensation. This data was then size-adjusted using regression analysis to reflect the Company’s revenue and, where appropriate, the size of a specific business area.

In establishing target compensation opportunities for the Company’s executive officers for fiscal year 2012, the Compensation Committee used market data for hundreds of companies that participated in two major executive compensation surveys. The two survey databases used included the Towers Watson 2010 U.S. CDB General Industry Executive Database (the “Towers Survey”) and the Hewitt U.S. Total Compensation Measurement 2010 Executive Survey (the “Hewitt Survey”). The information for all companies reporting data for a specific job from the Towers Survey and the Hewitt Survey was used when the Compensation Committee reviewed compensation. This data was then size-adjusted using regression analysis to reflect the Company’s revenue and, where appropriate, the size of a specific business area. For the Named

Executive Officers, the Compensation Committee also considered publicly available proxy data for the following peer group:

Campbell Soup Company	The Hershey Company
Church & Dwight Co., Inc.	H.J. Heinz Company
The Clorox Company	Hormel Foods Corporation
ConAgra Foods, Inc.	Kellogg Company
Corn Products International, Inc.	McCormick & Company, Incorporated
Dean Foods Company	Mead Johnson Nutrition Company
Dole Food Company, Inc.	Ralcorp Holdings, Inc.
Dr Pepper Snapple Group, Inc.	Sara Lee Corporation
Flowers Foods, Inc.	TreeHouse Foods, Inc.
General Mills, Inc.

The peer group was selected by the Compensation Committee, with the assistance of FWC, using the following criteria:

•	U.S. companies in the same or similar line of business;

•	companies that are within a reasonable size range in revenue, operating income, assets, equity, and market capitalization;

•	companies that compete for the same customers with similar products, have comparable financial characteristics that investors view similarly, and may be subject to similar external factors; and

•	assessing each remaining company’s primary businesses and important key characteristics for relevancy and comparability.

The Compensation Committee targets all compensation relative to a range around the 50th percentile of the competitive market data for the applicable fiscal year discussed above (“Target Range”). The Company used the Target Range, plus or minus 15% of the midpoint, as a goal for assessing the pay for each salaried employee, including the Named Executive Officers, for fiscal year 2011. The 2009 Compensation Study indicated that fiscal year 2011 compensation for each of the Named Executive Officers was within the Target Range and the mix of compensation was in line with the market.

When approving compensation for executive officers, the Compensation Committee also considers:

•	support of the Company’s Basic Beliefs of Quality, People, Ethics, Growth, and Independence;

•	individual performance, including financial and operating results as compared to the Company’s and strategic business area’s financial plan and to prior year results, as well as achievement of personal development objectives;

•	the Company’s overall performance, including sales and earnings results;

•	the Company’s market share gains;

•	implementation of the Company’s strategy;

•	implementation of sound management practices; and

•	the role of appropriate succession planning in key positions.

Base Salary Determination

Salary ranges are determined in the same manner for each salaried employee of the Company, including each executive officer. The actual base salary paid to each executive officer is designed to fall within the range established by the Company and to also reflect the experience of the executive officer and the scope of his or her responsibility.

With respect to the Co-CEOs, two job classifications were used to determine the market range: that of a chief executive officer position and a chief operating officer position. The data for these two positions was averaged for use by the Compensation Committee in making decisions about the compensation for the Co-CEOs.

Positions for all salaried employees, including the executive officers, are assigned to salary grades with corresponding salary ranges. Decisions regarding salary grades (as well as target Cash Incentive Award opportunities and Restricted Stock Award opportunities as a percentage of base salary) are generally made every two years. The Compensation Committee reviews the competitive market data discussed above and each executive officer’s specific role, responsibilities, and experience. The Compensation Committee also considers internal pay equity among the members of the executive officer group, considering such factors as experience, leadership responsibility within the executive officer group, and roles and responsibilities within the Company, including the size of the business group managed by the executive officer. Internal equity considerations result in both upward and downward changes from the market median data.

It is the normal practice that each April, the Compensation Committee requests that management submit compensation recommendations for executive officers, other than for the Co-CEOs, using all of the considerations outlined above. These recommendations generally result in salary increases for the executive officers that are, on average, aligned with the Company’s salary increase budget for other salaried employees. The Compensation Committee reviews all of these performance considerations with no single factor necessarily weighted more heavily than another.

In setting and approving fiscal year 2011 compensation for the Co-CEOs, the Compensation Committee holds the Co-CEOs responsible for ensuring that each of the objectives set forth above are achieved and each is assessed in their respective roles in regard to:

•	setting the tone for corporate responsibility by adhering to the Company’s Basic Beliefs of Quality, People, Ethics, Growth, and Independence;

•	managing the business, over the long term, to serve all of the Company’s constituents, namely consumers, customers, employees, suppliers, communities in which the Company has a presence, and the Company’s shareholders;

•	delivering positive financial and operational results, including earning results, as reflected in the Company’s financial plan;

•	designing and implementing the Company’s strategic vision; and

•	developing appropriate succession planning for key executive officer positions.

At the Compensation Committee’s April 2011 meeting, the Compensation Committee, with input from the Nominating Committee, concluded that the Co-CEOs continue to meet and exceed these performance objectives. The Compensation Committee considered these factors when determining the base salaries and Cash Incentive Award targets and Restricted Stock Award targets for the Co-CEOs. The salary for Richard K. Smucker, effective on May 1, 2011, was $900,000, a 5.5% increase over his 2010 salary. The salary for Timothy P. Smucker, effective on May 1, 2011, was $853,000, a zero percent increase over his 2010 salary. Effective August 16, 2011, Timothy P. Smucker will continue in his role as Chairman of the Board, but will no longer serve as a Co-CEO, and Richard K. Smucker will remain as the sole Chief Executive Officer and continue to serve on the Board. Coinciding with this transition, Timothy P. Smucker’s annual base salary will be reduced from $853,000 to $600,000.

As noted in the “Summary Compensation Table” in this proxy statement, the Co-CEOs received identical base salaries and Cash Incentive Awards for fiscal year 2011. The Co-CEOs received different Restricted Stock Awards due to the differences between their respective base salaries as of May 1, 2011. The differences in amounts reported for these individuals in the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the “Summary Compensation Table” reflect the differences between the two executives’ credited years of service under The J. M. Smucker Company Employees’ Retirement Plan (the

‘‘Qualified Pension Plan”) and The J. M. Smucker Company Top Management Supplemental Retirement Benefit Plan, a non-qualified supplemental retirement plan (as amended, the “SERP”).

V.	What the Company’s Short-Term Incentive Compensation Program is Designed to Reward and How it Works

The Company’s short-term incentive compensation program is performance-based and is designed to reward key managers, including executive officers, for their contributions to the Company based on clear, measurable criteria.

After the end of each fiscal year, the Compensation Committee reviews management’s recommendations for Cash Incentive Award bonuses for executive officers (other than for the Co-CEOs for whom management makes no recommendation). The Compensation Committee evaluates the following criteria and information in approving Cash Incentive Awards for executive officers:

•	the Company’s performance in relation to its non-GAAP earnings per share goal for the fiscal year, which goal is also approved by the Compensation Committee in June of each year for the fiscal year commencing the prior May 1st. The non-GAAP earnings per share goal is calculated excluding the impact of restructuring and merger and integration charges, and may exclude other items as determined by the Compensation Committee. The determination of Company performance, excluding these charges, is consistent with the way management evaluates its business;

•	in some cases, personal performance of the executive officer based on achievement of performance goals, and adjusted, either up or down, in extraordinary circumstances;

•	if an executive officer has responsibilities for a specific strategic business area, a percentage of the Cash Incentive Award is tied to that strategic business area’s performance in relation to its annual profit goal and the Compensation Committee reviews attainment of relevant profit goals for those areas each year;

•	awards to each executive officer for the prior three years, as well as base salary for the fiscal year just ended and target award information for each executive officer; and

•	no awards are made unless the Company first achieves 80% of its non-GAAP earnings per share goal.

Target awards for executive officers under the short-term incentive compensation program are also approved by the Compensation Committee and represent a percentage of each executive officer’s base salary. The target award percentage for each executive officer is reviewed regularly by the Compensation Committee with input from FWC. The most recent market analysis indicated the target award percentages were generally below the median of the market. Executive officers’ target awards ranged from 40% to 95% of base salary depending on the responsibilities and experience of the executive officer. For fiscal year 2011, the most an executive officer was eligible to receive in such fiscal year was twice the target award (i.e., between 80% to 190% of base salary).

Participants in the short-term incentive compensation program receive a percentage of their target award based on the Company or strategic business area performance as shown in the following table:

	Performance	Percentage of
Ranges	Level Achieved	Target Award Earned

Below Threshold	<80%	0%
Threshold	80%	25%
Target	100%	100%
Maximum	110%	200%

In the event performance is between the ranges set forth in the table above, the Compensation Committee determines the percentage of the award that is earned by mathematical interpolation, and for each increase of 1% above the target performance level, the percentage of target award earned increases by 10%.

If an executive officer manages or has significant influence over a strategic business area, 50% of the target award is generally tied to the performance of the strategic business area. In some cases, a portion of the target award is tied to individual performance, which involves subjective evaluation by management of such executive officers.

For executive officers who are members of the Company’s strategy council, including the Co-CEOs (“Covered Participants”), the target award is tied solely to the corporate performance target or a combination of the strategic business area and the corporate performance targets. For Covered Participants, no individual performance assessment is used in order to comply with Section 162(m) of the Internal Revenue Code (the “Code”).

A chart illustrating this allocation is as follows:

			Weighting of Target Award for
	Weighting of Target Award		Covered Participants
		Strategic		Strategic
	Corporate	Business Area	Corporate	Business Area
Performance Categories	Participants	Participants	Participants	Participants

Corporate Performance	50%	25%	100%	50%
Individual Performance	50%	25%	0%	0%
Strategic Business Area Performance	0%	50%	0%	50%

Total	100%	100%	100%	100%

For fiscal year 2011, all of the executive officers included in the “Summary Compensation Table” were participants in the short-term incentive compensation program and the weighting of the target award for each Named Executive Officer is set forth in the table below:

Short-Term Incentive Compensation Program
Weighting of Target Award
For Named Executive Officers
Fiscal Year 2011

	Weighting of Target Award
		Strategic
	Corporate	Business Area
Executive Officer	Performance	Performance

Timothy P. Smucker	100%	0%
Richard K. Smucker	100%	0%
Mark R. Belgya	100%	0%
Vincent C. Byrd	75%	25%
Steven Oakland	50%	50%
Mark T. Smucker	50%	50%

Set forth below is an example of the calculation of a Cash Incentive Award for a corporate participant:

Example:  An executive officer with corporate responsibilities, an annual base salary of $200,000, and a Cash Incentive Award target award of 50% of base salary, would receive the following Cash Incentive Award based on achievement of target performance for all categories as shown below:

	Performance	Percentage of Target	Cash Incentive
Ranges	Level Achieved	Award Earned	Award Earned

Below Threshold	<80%	0%	$0
Threshold	80%	25%	$25,000
Target	100%	100%	$100,000
Maximum	110%	200%	$200,000

Specifically, with respect to fiscal year 2011, the Compensation Committee approved the corporate non-GAAP earnings per share goal of $4.55. In order to receive 100% of the target opportunity under the corporate component of the short-term incentive compensation program, the Company had to achieve non-GAAP earnings per share of $4.55, representing approximately 4% growth over the prior year. For fiscal year 2011, the Company achieved non-GAAP earnings per share of $4.69, representing 103% of the target amount. As a result of exceeding the non-GAAP earnings per share target, the corporate performance portion of the awards was paid at 130% of the target award for all participants. The short-term incentive compensation program corporate performance goals for fiscal year 2011 are as shown in the following table:

Short-Term Incentive Compensation Program
Corporate Performance Goals for
Fiscal Year 2011

		Percentage of Cash
	Performance Level Achieved	Incentive Award
Ranges	(Non-GAAP Earnings per Share)	Opportunity Earned

Below Threshold	below $3.64 (80% of target)	0%
Threshold	at $3.64 (80% of target)	25%
Target	$4.55 (target)	100%
Maximum	$5.01 (110% of target)	200%

The Company believes that the performance targets established by the Compensation Committee for fiscal year 2011 required participants, including executive officers, to perform at a high level in order to achieve the target performance levels. During the ten-year period from 2002 through 2011, the Company achieved performance in excess of the target level ten times, achieved the maximum performance level three times, and never failed to achieve the target performance level. During the same time period, the Company’s annual compounded non-GAAP earnings per share growth rate was approximately 14%. Generally, the Compensation Committee sets the minimum, target, and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

VI.	What the Company’s Long-Term Incentive Compensation Program (Performance-Based Restricted Stock) is Designed to Reward and How it Works

The Company’s long-term, performance-based compensation is stock-based and is designed to align the interests of management with the interests of the Company’s shareholders. The goals of the Company’s long-term incentive compensation program are to:

•	encourage executive officers and key managers to focus on long-term Company performance;

•	provide an opportunity for executive officers and key managers to increase stock ownership in the Company;

•	create opportunities for participants to share in the growth of the Company over the long term; and

•	act as a retention incentive for executive officers and key managers.

Restricted Stock Awards are currently issued under the 2010 Plan. The Company grants restricted stock units (in lieu of restricted shares) to certain participants who reside outside the United States in order to comply with local laws and to provide favorable tax treatment to foreign recipients. None of the Named Executive Officers receive restricted stock units. Discussion in this “Compensation Discussion and Analysis” relating to restricted shares also applies to the limited awards of restricted stock units granted to participants residing outside the United States. In general, Restricted Stock Awards vest at the end of four years and, in certain limited circumstances, will vest immediately upon a job or position elimination. Restricted Stock Awards that have not yet vested are forfeited in the event that an employee voluntarily leaves employment with the Company.

The essential features of the Restricted Stock Awards are as follows:

•	subject to Compensation Committee approval for executive officers and authorized executive officer approval for other participants, grants of Restricted Stock Awards are generally made each June when the Company meets or exceeds the threshold performance goals for the most recently ended fiscal year;

•	actual Restricted Stock Awards are based on the Company’s non-GAAP earnings per share performance as established by the Compensation Committee the previous June (on the same earnings per share basis as Cash Incentive Awards are determined);

•	target opportunities for Restricted Stock Awards (i.e., the amount of restricted shares a participant is eligible to receive) are computed based on a participant’s base salary level at the beginning of the fiscal year in which the Restricted Stock Award is made and these targets are communicated to participants at the beginning of each fiscal year;

•	Restricted Stock Awards generally vest 100% at the end of a four-year period so long as a participant remains an employee of the Company. Restricted Stock Awards made to participants who reach the age of 60 and have a minimum of 10 years of service with the Company vest immediately. Restricted Stock Awards to Folgers coffee participants who were 48 years of age or older on November 19, 2008, and who reach the age of 57.5 years and have been with the Company (including credit for years of service with The Procter & Gamble Company) for a total of 20 years will vest immediately any time after November 6, 2010. The Company also has pro-rata vesting, in specific, limited circumstances such as job elimination or sale of a business;

•	unvested Restricted Stock Awards are forfeited upon an employee’s voluntary departure from the Company; and

•	actual Restricted Stock Awards range from 0% of the restricted shares target award amount, if the Company fails to achieve 80% of its non-GAAP earnings per share goal, to a maximum of 150% of the restricted shares target award amount if the Company achieves or exceeds 120% of its goal as shown in the table below. In the event performance is between the ranges set forth below, the Compensation Committee determines the percentage of the Restricted Stock Award that is earned by mathematical interpolation, and for each increase of 1% above the target performance level, the percentage of target award increases by 2.5%.

		Percentage
	Achievement	of Target
	of Target	Award
Ranges	Performance	Earned

Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Maximum	120%	150%

Restricted Stock Awards are reviewed and approved by the Compensation Committee for executive officers, and by authorized executive officers for other participants, in June based on the previous fiscal year’s performance. In order to receive a Restricted Stock Award, participants must be employed by the Company at the time of the grant. For all executive officers, except the Covered Participants, the Company determines the percentage of target and corresponding dollar value of the Restricted Stock Awards that have been earned and such determination is approved by the Compensation Committee. The stock price used to determine the number of shares to be awarded is based on the average of the closing stock prices for the final five trading days during fiscal year 2011 and the first five trading days of fiscal year 2012 and is rounded to the nearest five shares. The base salary used is that in effect as of the beginning of the new fiscal year.

In order to qualify the Restricted Stock Awards made to certain executive officers who are Covered Participants as performance-based awards under Section 162(m) of the Code, the Company initially grants performance units to these Covered Participants in June of each year, which are then paid in the form of restricted shares (like the other executive officers) at the end of the fiscal year in which they were granted, assuming the applicable performance standards relating to earnings per share were met. Management makes no recommendation regarding long-term incentive awards for the Co-CEOs, but the Compensation Committee, after considering input from FWC regarding the external market and other factors, makes grants to the Co-CEOs based on the same performance standards as used for the other participants.

Following the end of fiscal year 2011, the Compensation Committee determined the number of performance units that were earned by the Covered Participants. Specifically, with respect to fiscal year 2011, the Company achieved 103% of its non-GAAP earnings per share goal, resulting in a Restricted Stock Award of 107.5% of the fiscal year 2011 Restricted Stock Award target. The performance units were paid in the form of restricted shares out of the 2010 Plan. The performance units, each worth $1.00, were converted to a number of restricted shares based on the average stock price for the final five trading days of fiscal year 2011 and the first five trading days of fiscal year 2012. The restricted shares earned were delivered to the Covered Participants pursuant to the same terms as the restricted shares granted to the other executive officers and are subject to a four-year vesting period. However, as with other participants, once any of the Covered Participants reach the age of 60 and have a minimum of 10 years of service with the Company, his or her restricted shares will vest immediately. Based on age and length of service, the restricted shares granted to Timothy P. Smucker and Richard K. Smucker vested upon grant and the restricted shares granted to Vincent C. Byrd will vest on January 26, 2015.

All of the Company’s executive officers, except the Co-CEOs, are required to meet minimum stock ownership guidelines within a five-year period of being named an executive officer of the Company. The Co-CEOs are required to meet minimum stock ownership guidelines within a six-year period of being named a Co-CEO. In January 2011, the stock ownership guidelines for the Co-CEOs was increased from five times to six times their annual base salaries. The Company’s other executive officers have a stock ownership guideline of two times their annual base salaries. All of the Named Executive Officers, including the Co-CEOs, have met their ownership requirements.

VII.	Health Benefits

The Company provides executive officers with health and welfare plans upon substantially the same terms as available to most other salaried employees of the Company and its domestic subsidiaries. These benefit plans include medical, dental, life, and disability insurance coverage.

VIII.	Pension and Retirement Plans, the Non-qualified Supplemental Retirement Plan, and the Voluntary Deferred Compensation Plan

The Company’s executive officers, including the Named Executive Officers, participate in the Employee Stock Ownership Plan (the “ESOP”), the Qualified Pension Plan, and The J. M. Smucker Company Employee Savings Plan (the “401(k) Plan”). Participation in these plans is an important component of the overall compensation package for all Company employees, including its executive officers. Substantially all of the Company’s U.S. non-represented employees are eligible to participate in these plans, each upon the terms set forth in the specific plans applicable to each participant.

ESOP

The Company makes an annual allocation of the Company’s shares to eligible employee participants through the ESOP. The value of the allocation is approximately 2% of each participant’s base salary. Dividends received on shares held in participants’ accounts are used to purchase additional shares of the Company.

401(k) Plan

The 401(k) Plan is the primary Company-provided retirement plan for certain eligible employees. The 401(k) Plan provides a 50% match on employees’ contributions of up to 6% of pay (i.e., a maximum Company match of 3% of pay) for employees age 40 and over as of December 31, 2007, and a 100% match on employees’ contributions of up to 6% of pay for employees under the age of 40 as of December 31, 2007, or those becoming new participants, regardless of age, on or after January 1, 2008. All of the Named Executive Officers, except for Mark T. Smucker, were over the age of 40 on December 31, 2007.

Qualified Pension Plan

The Qualified Pension Plan is a qualified defined benefit plan which provides a pension benefit based upon years of service with the Company and upon final average pay (average base salary compensation for the five most highly compensated consecutive years of employment). Benefits under the Qualified Pension Plan are 1% of final average pay times the participant’s years of service with the Company. Employees under the age of 40 as of December 31, 2007 will not earn future additional benefits under the Qualified Pension Plan, but employees age 40 and over as of December 31, 2007 will continue to earn future benefits. The Qualified Pension Plan was closed to new participants on December 31, 2007. All of the Named Executive Officers, except for Mark T. Smucker, were over the age of 40 on December 31, 2007.

SERP

In addition to retirement benefits under the Qualified Pension Plan, 401(k) Plan, and ESOP, certain executive officers of the Company, including the Named Executive Officers, also participate in the SERP, entitling them to certain supplemental benefits upon their retirement. Benefits under the SERP, which are based upon years of service, are 55% (reduced for years of service less than 25) of the average of base salary, holiday bonus, and Cash Incentive Award for the five most highly compensated, consecutive years of employment, less any benefits received under the Qualified Pension Plan and Social Security.

The J. M. Smucker Company Defined Contribution Supplemental Executive Retirement Plan (the “New SERP”), which became effective on May 1, 2008, provides a benefit for certain executive officers not participating in the SERP. The New SERP entitles participants to certain supplemental benefits upon their retirement, based upon an annual contribution by the Company equal to 7% of the sum of the participant’s base salary, holiday bonus, and Cash Incentive Award, along with an interest credit made each year commencing on April 30, 2009. Participants in the New SERP will be eligible for benefits upon the attainment of age 55 and 10 years of service with the Company. The Named Executive Officers are not participants in the New SERP, but will continue to participate in the SERP.

Deferred Compensation Plan

Executive officers may elect to defer up to 50% of salary and up to 100% of the Cash Incentive Award in The J. M. Smucker Company Voluntary Deferred Compensation Plan (the “Deferred Compensation Plan”). The amounts deferred are credited to notional accounts selected by the executive officer that mirror the investment alternatives available in the 401(k) Plan. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or equal annual installments ranging from two to ten years.

The SERP, the New SERP, and the Deferred Compensation Plan are non-qualified deferred compensation plans and, as such, are subject to the rules of Section 409A of the Code, which restrict the timing of distributions.

IX.  Other Benefits Executive Officers Receive

The executive officers, like all salaried and hourly non-represented employees of the Company, receive an annual holiday bonus equal to 2% of their base salary.

The executive officers are provided certain personal benefits not generally available to all employees. The Compensation Committee believes these additional benefits are reasonable and enable the Company to attract and retain outstanding employees for key positions. These benefits include personal use of the Company’s aircraft, annual physical examinations, financial and tax planning assistance, tickets to entertainment events, reimbursement for specified club dues and expenses, and participation in the SERP or the New SERP and the Deferred Compensation Plan. Additionally, the Compensation Committee and the Board have strongly encouraged the Co-CEOs and their families to use the Company’s aircraft for all air travel for efficiency and security purposes. The value of personal travel on the Company’s aircraft is calculated in accordance with applicable regulations under the Code and is included in the Co-CEOs’ taxable income for the year. The value of these personal benefits for the Named Executive Officers, to the extent the aggregate value based on incremental cost to the Company equaled or exceeded $10,000 for fiscal year 2011, is included in the “Summary Compensation Table.”

The Compensation Committee reviews, on an annual basis, the types of perquisites and other benefits provided executive officers, as well as the dollar value of each perquisite paid to executive officers.

X.  Description of Agreements with Executive Officers

Employment Agreements

The Company does not have employment agreements, severance agreements, or change of control agreements with any employee. Should there be a change of control of the Company, all outstanding equity awards (other than the performance units for the Covered Participants) will immediately vest. The definition of change of control for purposes of accelerating the vesting of Restricted Stock Awards is set forth in the 2010 Plan and the 2006 Plan.

Consulting Agreements

On April 25, 2011, the Company and each of the Co-CEOs entered into amendments terminating substantially all of the provisions of their Consulting Agreements. The amendments are identical in all material respects, and provide that each Co-CEO’s right to receive his monthly retirement benefit or death benefit under the SERP as of the third anniversary of his disability, death, or separation from service (without application of early retirement reduction factors), will remain in full force as provided in the Consulting Agreements. All other provisions of the Consulting Agreements, including all rights to continuation of salary, bonus, vesting of options and restricted shares, and each Co-CEO’s confidentiality, nonsolicitation, and noncompetition obligations following his separation from service, have been terminated. The amendments do not terminate any similar obligations each Co-CEO may have arising under any other agreement, plan, program, or arrangement with the Company, or by operation of law.

XI.	Tax and Accounting Considerations

The Compensation Committee has considered the potential impact on the Company’s compensation plans of the $1,000,000 cap on deductible compensation under Section 162(m) of the Code. Compensation that qualifies as performance-based compensation is exempt from the cap on deductible compensation. To date, Timothy P. Smucker, Richard K. Smucker, and Vincent C. Byrd have each been paid compensation in excess of $1,000,000 that could be subject to the Section 162(m) limitation. The Compensation Committee is committed to establishing executive compensation programs that will maximize, as much as possible, the deductibility of compensation paid to executive officers. To the extent, however, that the Compensation Committee from time to time believes it to be consistent with its compensation philosophy and in the best interests of the Company and its shareholders to award compensation that is not fully deductible, it may choose to do so.

During fiscal year 2011, the Compensation Committee continued to monitor the regulatory developments under Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004. Section 409A imposes additional limitations on non-qualified deferred compensation plans and subjects those plans to additional conditions.

XII.	Compensation-Related Risk Assessment

During fiscal year 2011, the Compensation Committee oversaw the performance of a risk assessment of the Company’s compensation policies and practices to ascertain any material risks that may be created by the Company’s compensation programs. In April 2010, several members of the Company’s human resources department, internal audit department, and various business unit leaders, along with Towers Watson, reviewed and assessed the potential risks arising from the Company’s compensation policies and practices. This group reviewed and discussed the design, features, characteristics, and incentive effects of the compensation programs in which the Company’s employees participate to determine whether any of the Company’s policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company.

In April 2011, members of the human resources department, along with FWC, reviewed and assessed the potential risks arising from the Company’s compensation policies and practices based on the risk assessment process developed in fiscal year 2010, along with a comparison of the compensation policies and practices in fiscal years 2010 and 2011. The results of management’s review and FWC’s assessment were presented to the Compensation Committee in April 2011 for its review and final assessment. Based on the Compensation Committee’s review of the risk assessment, the Company determined that its compensation policies and practices do not create any risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was supported by the Company’s risk mitigating practices, including holdbacks of a portion of incentive payments for certain sales team participants, incentive modifiers based upon business unit performance, and the use of discretionary adjustments. In addition, Restricted Stock Awards generally have a four year vesting requirement, and the Company has a stock ownership requirement for its executive officers.

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the Named Executive Officers for fiscal years 2011, 2010, and 2009, if required. Please read the “Compensation Discussion and Analysis” in conjunction with reviewing this table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position(1)	Year	($)	($)(2)	($)(3)	($)	($)(4)	($)(5)	($)(6)(7)	($)

Timothy P. Smucker	2011	853,000	17,060	2,345,750	—	1,053,500	892,439	48,345	5,210,094
Chairman of the Board and	2010	820,000	16,400	2,345,750	—	1,558,000	2,014,057	76,056	6,830,263
Co-Chief Executive Officer	2009	761,000	15,220	1,674,200	—	1,369,800	174,024	93,421	4,087,665
Richard K. Smucker	2011	853,000	17,060	2,475,000	—	1,053,500	1,032,317	57,507	5,488,384
Executive Chairman	2010	820,000	16,400	2,345,750	—	1,558,000	3,176,314	60,819	7,977,283
and Co-Chief Executive Officer	2009	761,000	15,220	1,674,000	—	1,369,800	789,273	79,262	4,688,555
Mark R. Belgya	2011	355,000	7,100	492,000	—	276,900	444,552	10,857	1,586,409
Senior Vice President and Chief	2010	330,000	6,800	426,000	—	408,000	676,259	9,447	1,856,506
Financial Officer	2009	284,615	65,200	288,000	—	320,000	85,330	10,071	1,053,216
Vincent C. Byrd	2011	525,000	10,500	840,000	—	464,700	876,333	26,434	2,742,967
President and	2010	500,000	10,000	735,000	—	600,000	1,222,882	40,286	3,108,168
Chief Operating Officer	2009	446,154	8,000	600,000	—	550,000	204,651	30,032	1,838,837
Steven Oakland	2011	420,000	8,400	570,000	—	327,600	491,530	10,373	1,827,903
President, International,	2010	400,000	12,000	504,000	—	396,000	705,089	22,320	2,039,409
Foodservice and Natural Foods	2009	351,539	6,600	400,000	—	394,000	73,333	24,780	1,250,252
Mark T. Smucker	2011	355,000	7,100	492,000	—	320,000	223,347	16,753	1,414,200
President, U.S. Retail Coffee

(1)	The titles shown for the Named Executive Officers are titles which became effective on May 1, 2011. During fiscal year 2011, the Named Executive Officer titles were as follows: Timothy P. Smucker — Chairman of the Board and Co-Chief Executive Officer; Richard K. Smucker — Executive Chairman, President, and Co-Chief Executive Officer; Mark R. Belgya — Senior Vice President and Chief Financial Officer; Vincent C. Byrd — President, U.S. Retail — Coffee; Steven Oakland — President, U.S. Retail — Smucker’s, Jif and Hungry Jack; and Mark T. Smucker — President, Special Markets. On August 16,

2011, Richard K. Smucker will become the sole Chief Executive Officer and Timothy P. Smucker will continue as the Chairman of the Board.

(2)	Included in the Bonus column (d) is a holiday bonus representing 2% of annual base salary at the time of payment. Also included in the Bonus column (d) for fiscal year 2010 is a special bonus of $4,000 awarded to Steve Oakland in recognition of his performance and his incentive compensation in relationship to his peers, and for fiscal year 2009 is a special bonus of $60,000 awarded to Mark R. Belgya in recognition of his efforts related to the Folgers coffee transaction.

(3)	The amounts reported in column (e) reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the Restricted Stock Awards granted during the reported years (note that, in accordance with SEC guidance, the amounts reported in column (e) for 2009 have been recomputed to conform to this manner of presentation). For the Restricted Stock Awards reported in this column for 2011, such amounts are based on the probable outcome of the relevant performance conditions as of the grant date. Assuming that the highest level of performance was achieved for these awards, the grant date fair value of these awards would have been: Timothy P. Smucker, $3,518,625; Richard K. Smucker, $3,712,500; Mark R. Belgya, $738,000; Vincent C. Byrd, $1,260,000; Steven Oakland, $855,000; and Mark T. Smucker, $738,000.

Restricted shares generally vest at the end of the four-year period from the date of grant or upon the attainment of age 60 and 10 years of service with the Company, if earlier. Timothy P. Smucker and Richard K. Smucker were at least age 60 with 10 years of service at fiscal year end and, therefore, their respective restricted shares vested immediately upon grant. During the vesting period, the Named Executive Officers are the beneficial owners of the restricted shares and possess all voting and dividend rights. Dividends are payable at the same rate as is paid on the Company’s common shares generally. During fiscal year 2011, the Company paid dividends at a rate of $1.64 per share.

(4)	Amounts shown in column (g) represent performance-based awards under the short-term incentive compensation program. The incentive payment was based on achievement of performance targets established for fiscal year 2011 and was paid in June 2011, subsequent to the end of the fiscal year. Performance criteria under the short-term incentive compensation program relate to the Company’s performance and, in some cases strategic business area performance, and are discussed in detail under the heading “Compensation Discussion and Analysis.”

(5)	Amounts shown in column (h) represent the increase in present value of accumulated benefits accrued under the Qualified Pension Plan and the SERP. A discussion of the assumptions made in determining this increase is included below under the heading “Pension Benefits.”

(6)	Column (i) includes payments made by the Company to defined contribution plans, life insurance and accidental death and dismemberment insurance premiums related to the Named Executive Officers, and tax gross ups on the SERP. Additionally, perquisites were included in this column based on their incremental cost to the Company for any Named Executive Officer whose total equaled or exceeded $10,000.

(7)	The Named Executive Officers received various perquisites provided by or paid by the Company. These perquisites included personal use of the Company’s aircraft, reimbursement of specified club dues and expenses, annual physical examinations, financial and tax planning assistance, and tickets to entertainment events. The Board strongly encourages Timothy P. Smucker and Richard K. Smucker and their families to use the Company’s aircraft for all air travel for efficiency and security purposes.

Timothy P. Smucker, Richard K. Smucker, and Vincent C. Byrd received perquisites in excess of $10,000 for fiscal year 2011. The incremental value of the perquisites for these executive officers is included in column (i). The aggregate value of each perquisite or other personal benefit exceeding $25,000 is as follows: Richard K. Smucker’s personal use of the Company’s aircraft totaled $27,289.

In valuing personal use of the Company’s aircraft in fiscal year 2011, the Company used aggregate incremental costs incurred, including costs related to fuel, landing fees, crew meals, and other miscellaneous costs.

2011 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under			Estimated Possible Payouts Under
		Non-Equity Incentive Plan			Equity Incentive Plan
		Awards (1)			Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
								Grant
								Date
								Fair Value
								of
								Stock and
								Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	($)(3)
Timothy P. Smucker	—	202,588	810,350	1,620,700	—	—	—	—
	6/15/2010	—	—	—	1,172,875	2,345,750	3,518,625	2,345,750
Richard K. Smucker	—	202,588	810,350	1,620,700	—	—	—	—
	6/15/2010	—	—	—	1,237,500	2,475,000	3,712,500	2,475,000
Mark R. Belgya	—	53,250	213,000	426,000	—	—	—	—
	6/15/2010	—	—	—	246,000	492,000	738,000	492,000
Vincent C. Byrd	—	78,750	315,000	630,000	—	—	—	—
	6/15/2010	—	—	—	420,000	840,000	1,260,000	840,000
Steven Oakland	—	63,000	252,000	504,000	—	—	—	—
	6/15/2010	—	—	—	285,000	570,000	855,000	570,000
Mark T. Smucker	—	53,250	213,000	426,000	—	—	—	—
	6/15/2010	—	—	—	246,000	492,000	738,000	492,000

(1)	Estimated possible payouts included in the Non-Equity Incentive Plan Awards columns relate to cash payments eligible under the Company’s short-term incentive compensation program. The amounts in column (c) reflect 25% of the target amount in column (d), while the amounts in column (e) reflect 200% of such target amounts. The amounts are based on salaries in effect as of April 25, 2011 for each Named Executive Officer which is the basis for determining the actual payments to be made subsequent to year end.

(2)	These numbers reflect the number of performance units granted in June 2010. The amounts are based on salaries in effect as of May 1, 2011 for each Named Executive Officer which is the basis for determining the actual payments to be made in June 2011. Each performance unit is equal in value to $1.00 and has a one-year performance period. The actual dollar amount earned, as determined by the Compensation Committee in June 2011, was converted into restricted shares using $74.56, the average closing share price for the final five trading days of fiscal year 2011 and the first five trading days of fiscal year 2012, and rounded to the nearest five shares. The restricted shares were paid out on June 10, 2011 (i.e., subsequent to fiscal year end) and were issued out of the 2010 Plan. The grant date fair value for the Restricted Stock Awards based on the probable outcome of the relevant performance conditions as of the grant date is included in the “Summary Compensation Table” in column (e).

Subsequent to fiscal year end, the actual number of Restricted Stock Awards granted to each Named Executive Officer as a result of earning the awards referred to above were as set forth below. The Named Executive Officer must be employed by the Company on the date of grant in order to be eligible to receive the earned restricted shares.

Restricted Shares
Earned on
Name	June 10, 2011

Timothy P. Smucker	33,820
Richard K. Smucker	35,685
Mark R. Belgya	7,095
Vincent C. Byrd	12,110
Steven Oakland	8,220
Mark T. Smucker	7,095

Restricted shares generally vest at the end of the four-year period from the date of grant or upon the attainment of age 60 and 10 or more years of service with the Company, whichever is earlier. The Restricted Stock Awards issued to Timothy P. Smucker and Richard K. Smucker vested immediately because each of them is more than the age of 60 and has more than 10 years of service with the Company.

The Restricted Stock Awards issued to Vincent C. Byrd will vest when he reaches the age of 60 on January 26, 2015 as he already has more than 10 years of service with the Company.

(3)	Amounts disclosed in this column for the Restricted Stock Awards are computed in accordance with ASC Topic 718 based on the probable outcome of the performance conditions as of the grant date.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
								Equity	Equity
			Equity					Incentive	Incentive
			Incentive				Market	Plan Awards:	Plan Awards:
			Plan Awards:				Value of	Number of	Market or
	Number of	Number of	Number of			Number of	Shares or	Unearned	Payout Value
	Securities	Securities	Securities			Shares or	Units of	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			Units of	Stock	or Other	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		Stock That	That	Rights That	Other Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	(#)	(#)	(#)	($)	Date	(#)(1)	($)(2)	(#)(3)	($)
Timothy P. Smucker	—	—	—	—	—	—	—	3,518,625 (5)	3,518,625
Richard K. Smucker	—	—	—	—	—	—	—	3,712,500 (5)	3,712,500
Mark R. Belgya	—	—	—	—	—	—	—	738,000 (5)	738,000
	—	—	—	—	—	28,945	2,172,901	—	—
Vincent C. Byrd	—	—	—	—	—	—	—	1,260,000 (5)	1,260,000
	—	—	—	—	—	53,985	4,052,654	—	—
Steven Oakland	—	—	—	—	—	—	—	855,000 (5)	855,000
	—	—	—	—	—	36,860	2,767,080	—	—
Mark T. Smucker	—	—	—	—	—	—	—	738,000 (5)	738,000
	—	—	—	—	—	28,365 (4)	2,129,361	—	—

(1)	Restricted shares outstanding at year-end have vested or will vest on the following dates:

Name	6/12/2011	6/17/2012	6/16/2013	6/15/2014

Timothy P. Smucker	—	—	—	—
Richard K. Smucker	—	—	—	—
Mark R. Belgya	4,130	4,985	9,845	9,985
Vincent C. Byrd	7,240	9,015	20,505	17,225
Steven Oakland	5,055	6,325	13,670	11,810
Mark T. Smucker	3,265	4,180	10,935	9,985

Restricted shares generally vest at the end of the four-year period from the date of grant or upon the attainment of age 60 and 10 years of service with the Company, whichever is earlier.

(2)	The market value of restricted shares was computed using $75.07, the closing share price of the Company’s common shares on April 29, 2011, the last business day of the fiscal year.

(3)	The Named Executive Officer must be employed by the Company at the time the Compensation Committee determines the number of restricted shares earned in order to be eligible to receive the earned equity awards.

(4)	This number reflects 25,100 restricted shares and 3,265 restricted stock units.

(5)	This number reflects the performance units outstanding at year end. Each performance unit has a value of $1.00. The actual dollars earned, based upon achievement of fiscal year 2011 performance goals, were converted to restricted shares in June 2011. The restricted shares issued to Timothy P. Smucker (with a value of $2,521,681) and Richard K. Smucker (with a value of $2,660,625), vested immediately due to their ages and years of service with the Company. The restricted shares are expected to vest on June 10, 2015 for Mark R. Belgya, Steven Oakland, and Mark T. Smucker. The restricted shares are expected to vest on January 26, 2015 for Vincent C. Byrd due to his age and years of service with the Company. The number of the restricted shares was computed using the average closing share price for the final five trading days of fiscal year 2011 and the first five trading days of fiscal year 2012 and rounded to the nearest five shares. In accordance with published SEC guidance, because the Company exceeded fiscal year 2011 target goals, the amounts reported in column (i) represent the maximum number of performance units that could have been earned for fiscal year 2011.

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
Timothy P. Smucker	80,000	2,182,100	54,970 (3)	3,153,629
Richard K. Smucker	80,000	2,182,100	54,970 (3)	3,153,629
Mark R. Belgya	28,000	722,209	4,940	276,146
Vincent C. Byrd	25,000	526,150	8,650	483,535
Steven Oakland	27,000	617,851	6,035	337,357
Mark T. Smucker	8,000	146,360	3,885	217,172

(1)	The market price used in determining the value realized was calculated using the average of the high and low share prices on the NYSE on the date of exercise.

(2)	The market price used in determining the value realized was calculated using the average of the high and low share prices on the NYSE on the date of vesting.

(3)	Represents 54,970 restricted shares which vested immediately upon date of grant in June 2010 due to the participant being 60 years of age and having 10 years of service with the Company.

PENSION BENEFITS

The Company maintains two defined benefit plans that cover the Named Executive Officers. One is the Qualified Pension Plan, which provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Code to some salaried employees of the Company as discussed in the “Qualified Pension Plan” summary on page 46. The second is the SERP, which provides unfunded, non-qualified benefits to certain executive officers. All of the Named Executive Officers included in the 2011 Pension Benefits Table participate in both of these plans.

Qualified Pension Plan

The benefit provided under the Qualified Pension Plan is only payable as an annuity beginning at normal retirement age which is 65. The Qualified Pension Plan benefit expressed as an annual single life annuity is 1% times final average earnings times years of service. Final average earnings are equal to average base salary over the five consecutive years of employment which produces the highest average.

In addition, Named Executive Officers who, prior to 1991, participated in the old employee contributory portion of the Qualified Pension Plan may also have a frozen contributory benefit based on their participant contributions made prior to April 30, 1991. Those frozen benefits, included as part of the total Qualified Pension Plan benefit, are as follows: $56,600 for Timothy P. Smucker; $48,100 for Richard K. Smucker; $1,400 for Mark R. Belgya; $7,900 for Vincent C. Byrd; $4,000 for Steven Oakland; and $0 for Mark T. Smucker.

Early retirements under the Qualified Pension Plan are subject to the following rules:

•	if the participant terminates employment prior to normal retirement age without completing five years of service, no benefit is payable from the Qualified Pension Plan;

•	if the participant terminates employment after completing five years of service but prior to attaining age 65, the Qualified Pension Plan benefit is calculated based on final average earnings and service at the time the Named Executive Officer leaves employment;

•	annuity payments from the Qualified Pension Plan cannot be made prior to the Named Executive Officer reaching age 55 and require 10 years of service rather than the five years required for vesting;

•	early payments are reduced 4% per year that the benefits start before age 65; and

•	if the participant has more than 30 years of service at the time he terminates employment, early payments are reduced 4% per year from age 62.

As of April 30, 2011, each of Timothy P. Smucker, Richard K. Smucker, and Vincent C. Byrd had already completed 30 years of service with the Company.

SERP

The benefit provided under the SERP is payable as an annuity beginning at normal retirement age. The SERP benefit expressed as an annual single life annuity is equal to (A) 2.5% times final average earnings, times years of service up to 20 years, plus (B) 1.0% times final average earnings, times years of service from 20 to 25 years, minus (C) the basic benefit provided under the Qualified Pension Plan, minus (D) the Company paid portion of the contributory benefit in the Qualified Pension Plan that was frozen April 30, 1991, and minus (E) an estimate of the Social Security benefit that would be payable at the later of age 62 or actual retirement. Final average earnings are equal to average compensation (base salary, Cash Incentive Award, and holiday bonus) over the five consecutive years of employment which produces the highest average.

Early retirements under the SERP are subject to the following rules:

•	if the participant terminates employment before normal retirement age without completing 10 years of service, no SERP benefit is payable;

•	if the participant terminates employment after completing 10 years of service but before age 65, the gross SERP benefit ((A) plus (B) in the prior paragraph) is calculated based on final average earnings and service at the time the participant leaves employment; and

•	the gross SERP benefit will be reduced by 4% per year that the benefit commences prior to age 62 and then offset by the Qualified Pension Plan benefit, frozen contributory benefit, and estimate of Social Security benefit.

On April 21, 2011, the Company amended the SERP to provide that, to the extent payment of any benefit under the SERP is delayed beyond the latter of the participant reaching age 55 or the participant’s separation from service, such benefit will be adjusted (i) with interest, if payable as a lump sum, and (ii) actuarially, if payable as an annuity, all as determined in accordance with the SERP. This change takes into account the fact that Section 409A of the Code imposes a delay on benefit commencement in certain cases.

Determination of Value

The amounts shown are based on the value at age 62, which is the earliest age at which an unreduced retirement benefit is payable under both plans. Other key assumptions used to determine the amounts are as follows:

•	an interest rate of 5.5%, the Financial Accounting Standards Board Accounting Standards Codification Topic 715 (“ASC Topic 715”) discount rate as of April 30, 2011. The ASC Topic 715 discount rate as of April 30, 2010 was 5.8% and as of April 30, 2009 was 7.4%;

•	RP-2000 Combined Healthy Mortality Table (projected 20 years for 2011 and eight years for prior years) to estimate the value of annuity benefits payable and the unisex mortality table specified in Revenue Ruling 2001-62 to determine lump sums; and

•	all benefits under the Qualified Pension Plan are assumed to be paid as annuities. The value of benefits under the SERP have been determined assuming 50% of the benefit is received as an annuity and the remaining 50% is received as a lump sum.

The years of credited service for all of the Named Executive Officers are based only on their years of service while an employee of the Company. No additional years of credited service have been granted.

The 2011 Pension Benefits Table below shows the Named Executive Officers’ number of years of credited service, present value of accumulated benefit, and payments during the last fiscal year under each of the plans.

2011 Pension Benefits

(a)	(b)	(c)	(d)	(e)
			Present Value of	Payments
		Number of Years of	Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Timothy P. Smucker	Qualified Pension Plan	41.8	1,661,891	—
	SERP	41.8	9,755,407	—

	Total		11,417,298
Richard K. Smucker	Qualified Pension Plan	38.6	1,643,374	—
	SERP	38.6	11,021,122	—

	Total		12,664,496
Mark R. Belgya	Qualified Pension Plan	26.1	415,157	—
	SERP	26.1	1,519,159	—

	Total		1,934,316
Vincent C. Byrd	Qualified Pension Plan	34.3	786,501	—
	SERP	34.3	3,355,178	—

	Total		4,141,679
Steven Oakland	Qualified Pension Plan	28.6	456,907	—
	SERP	28.6	1,695,949	—

	Total		2,152,856
Mark T. Smucker	Qualified Pension Plan	10.3	78,600	—
	SERP	13.6	588,511	—

	Total		667,111

2011 NONQUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate Balance
	Contributions in	Contributions in	(Loss) in Last Fiscal	Withdrawals/	at Last
	Last Fiscal Year	Last Fiscal Year	Year	Distributions	Fiscal Year End
Name	($)(1)	($)	($)(2)	($)	($)(3)
Timothy P. Smucker	368,725	—	558,472	—	3,527,353
Richard K. Smucker	368,725	—	515,398	—	3,484,092
Mark R. Belgya	—	—	—	—	—
Vincent C. Byrd	—	—	3,447	—	32,449
Steven Oakland	—	—	—	—	—
Mark T. Smucker	—	—	—	—	—

(1)	Amounts shown in column (b) were deferrals of Cash Incentive Awards made under the 2010 Plan on June 10, 2011, related to fiscal year 2011. As such, the related compensation is included in compensation in the “Summary Compensation Table.”

(2)	No portion of the amounts shown in column (d) are reported in the “Summary Compensation Table” as no earnings are considered to be above market.

(3)	Column (f) includes amounts reported as compensation in the “Summary Compensation Table” in previous fiscal years. These amounts are as follows: Timothy P. Smucker, $2,716,805; Richard K. Smucker,

$2,716,805; and Vincent C. Byrd, $23,000. These balances also include deferrals of Cash Incentive Awards made under the 2010 Plan on June 10, 2011.

Executive officers may elect to defer up to 50% of salary and up to 100% of the Cash Incentive Award in the Deferred Compensation Plan. The amounts deferred are credited to notional accounts selected by the executive officer that mirror the investment alternatives available in the 401(k) Plan.

The Deferred Compensation Plan is a non-qualified deferred compensation plan and, as such, is subject to the rules of Section 409A of the Code, which restrict the timing of distributions. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or in equal annual installments ranging from 2 to 10 years.

POTENTIAL PAYMENT TO EXECUTIVE OFFICERS UPON TERMINATION

Consulting Agreements with Timothy P. Smucker and Richard K. Smucker

On April 25, 2011, the Company and each of the Co-CEOs entered into amendments terminating substantially all of the provisions of their Consulting Agreements. The amendments are identical in all material respects and provide that each Co-CEO’s right to receive his monthly retirement benefit or death benefit under the SERP as of the third anniversary of his disability, death, or separation from service (without application of early retirement reduction factors) will remain in full force as provided in the Consulting Agreements. All other provisions of the Consulting Agreements, including all rights to continuation of salary, bonus, vesting of options and restricted shares, and each Co-CEO’s confidentiality, nonsolicitation, and noncompetition obligations following his separation from service, have been terminated. The amendments do not terminate any similar obligations each Co-CEO may have arising under any other agreement, plan, program, or arrangement with the Company, or by operation of law.

Broad-Based Severance Plan

All salaried employees of the Company are eligible for benefits under a broad-based severance plan. If an employee is terminated without cause, he or she will be eligible for a severance benefit of up to one year of base salary based on certain age and service requirements.

Long-Term Disability

In the event of a qualified long-term disability, participants continue to earn Qualified Pension Plan benefit service up to the earlier of age 65 or the end of the disability period. Also, 60% of base salary is continued, up to $20,000 per month, until the earlier of age 65 or the end of the disability period.

Termination Payments

The Severance values in the following tables represent the payments to the Named Executive Officers based on certain possible termination events. These payments are based on the broad-based severance plan that covers substantially all salaried employees of the Company.

The Cash Incentive Award row in the following tables represents the payment to each Named Executive Officer who is eligible to receive an award under the short-term incentive compensation program based on actual Company performance if he is actively employed on the last day of the fiscal year.

The Value of Restricted Shares row in the following tables reflects the immediate vesting of outstanding equity awards based on the type of termination that has occurred.

The Company does not have severance agreements or change in control agreements with any employee. Should there be a change in control of the Company, all outstanding equity awards (other than performance units for Covered Participants described above), will immediately vest based on the terms of the existing equity plans.

The Value of Restricted Shares row in the following tables are also the values associated with the vesting of outstanding equity awards due to a change in control.

No restricted shares are awarded if an employee is not actively employed with the Company on the date of the grant. The Restricted Stock Award for fiscal year 2011 that would have been forfeited based on the assumed April 30, 2011 termination date is not reflected in the termination scenario tables.

The Retiree Healthcare Benefit values in the following tables are shown only for those Named Executive Officers who are eligible for retirement as of the end of the fiscal year. These values represent the subsidy paid by the Company to retiring executive officers to assist with the cost of retiree medical coverage.

Termination Analysis Tables

The following tables illustrate the estimated potential payment obligations under various termination events. The tables assume termination of employment occurs on the last day of the fiscal year. A closing stock price of $75.07, as of the last business day of the fiscal year, is assumed for all equity values.

Termination Analysis for Timothy P. Smucker

	Termination Scenario for Fiscal Year Ending April 30, 2011
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	853,000
Cash Incentive Award	1,053,500	1,053,500	1,053,500	1,053,500
Value of Restricted Shares	—	—	—	—
Retirement Benefits(3)	11,423,069	5,835,948	11,423,069	11,423,069
Retiree Healthcare Benefits(4)	31,489	15,745	—	31,489

Total Benefits to Employee	12,508,058	6,905,193	12,476,569	13,361,058

(1)	The Named Executive Officer is currently eligible for retirement. This amount assumes the Named Executive Officer terminates or retires.

(2)	This amount equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2011. Such amounts may differ from the comparable value shown on the “Pension Benefits Table” since these benefits are assumed to be payable immediately and the “Pension Benefits Table” assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit. There is a three year waiting period before SERP payments begin.

(4)	Includes the value of the employer-provided subsidy for post-retirement medical benefits.

Termination Analysis for Richard K. Smucker

	Termination Scenario for Fiscal Year Ending April 30, 2011
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	900,000
Cash Incentive Award	1,053,500	1,053,500	1,053,500	1,053,500
Value of Restricted Shares	—	—	—	—
Retirement Benefits(3)	12,640,355	6,441,673	12,640,355	12,640,355
Retiree Healthcare Benefits(4)	53,304	26,652	—	53,304

Total Benefits to Employee	13,747,159	7,521,825	13,693,855	14,647,159

(1)	The Named Executive Officer is currently eligible for retirement. This amount assumes the Named Executive Officer terminates or retires.

(2)	This amount equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2011. Such amounts may differ from the comparable value shown on the “Pension Benefits Table” since these benefits are assumed to be payable immediately and the “Pension Benefits Table” assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit. There is a three year waiting period before SERP payments begin.

(4)	Includes the value of the employer-provided subsidy for post-retirement medical benefits.

Termination Analysis for Mark R. Belgya

	Termination Scenario for Fiscal Year Ending April 30, 2011
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	410,000
Cash Incentive Award	276,900	276,900	276,900	276,900
Value of Restricted Shares(3)	—	2,172,901	—	2,172,901
Retirement Benefits(4)	2,243,726	1,138,505	2,243,726	2,243,726
Retiree Healthcare Benefits	—	—	—	—

Total Benefits to Employee	2,520,626	3,588,306	2,520,626	5,103,527

(1)	The Named Executive Officer is not currently eligible for retirement.

(2)	This amount equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	In the event of a change in control, death, or permanent disability all unvested equity awards would automatically vest. In the event of an involuntary termination without cause, the Compensation Committee has the discretion to vest all outstanding unvested restricted shares. The amount under the column “Involuntary w/o Cause” assumes that all unvested restricted shares become vested.

(4)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2011. Such amounts may differ from the comparable value shown on the “Pension Benefits Table.” Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

Termination Analysis for Vincent C. Byrd

	Termination Scenario for Fiscal Year Ending April 30, 2011
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	600,000
Cash Incentive Award	464,700	464,700	464,700	464,700
Value of Restricted Shares(3)	—	4,052,654	—	4,052,654
Retirement Benefits(4)	4,775,166	2,423,262	4,775,166	4,775,166
Retiree Healthcare Benefits(5)	111,204	55,602	—	111,204

Total Benefits to Employee	5,351,070	6,996,218	5,239,866	10,003,724

(1)	The Named Executive Officer is currently eligible for retirement. This amount assumes the Named Executive Officer terminates or retires.

(2)	This amount equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	In the event of a change in control, death, or permanent disability all unvested equity awards would automatically vest. In the event of an involuntary termination without cause, the Compensation Committee has the discretion to vest all outstanding unvested restricted shares. The amount under the column “Involuntary w/o Cause” assumes that all unvested restricted shares become vested.

(4)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2011. Such amounts may differ from the comparable value shown on the “Pension Benefits Table” since these benefits are assumed to be payable immediately and the “Pension Benefits Table” assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

(5)	Includes the value of the employer-provided subsidy for post-retirement medical benefits.

Termination Analysis for Steven Oakland

	Termination Scenario for Fiscal Year Ending April 30, 2011
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	475,000
Cash Incentive Award	327,600	327,600	327,600	327,600
Value of Restricted Shares(3)	—	2,767,080	—	2,767,080
Retirement Benefits(4)	2,500,077	1,268,596	2,500,077	2,500,077
Retiree Healthcare Benefits	—	—	—	—

Total Benefits to Employee	2,827,677	4,363,276	2,827,677	6,069,757

(1)	The Named Executive Officer is not currently eligible for retirement.

(2)	This amount equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	In the event of a change in control, death, or permanent disability all unvested equity awards would automatically vest. In the event of an involuntary termination without cause, the Compensation Committee has the discretion to vest all outstanding unvested restricted shares. The amount under the column “Involuntary w/o Cause” assumes that all unvested restricted shares become vested.

(4)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2011. Such amounts may differ from the comparable value shown on the “Pension Benefits Table.” Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

Termination Analysis for Mark T. Smucker

	Termination Scenario for Fiscal Year Ending April 30, 2011
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	410,000
Cash Incentive Award	320,000	320,000	320,000	320,000
Value of Restricted Shares(3)	—	1,884,257	—	1,884,257
Value of Restricted Units(3)	—	245,104	—	245,104
Retirement Benefits(4)	776,892	394,389	776,892	776,892
Retiree Healthcare Benefits	—	—	—	—

Total Benefits to Employee	1,096,892	2,843,750	1,096,892	3,636,253

(1)	The Named Executive Officer is not currently eligible for retirement.

(2)	This amount equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	In the event of a change in control, death, or permanent disability all unvested equity awards would automatically vest. In the event of an involuntary termination without cause, the Compensation Committee has the discretion to vest all outstanding unvested restricted shares. The amount under the column “Involuntary w/o Cause” assumes that all unvested restricted shares become vested.

(4)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2011. Such amounts may differ from the comparable value shown on the “Pension Benefits Table.” Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

TOTAL SHAREHOLDER RETURN GRAPH

In the “Compensation Discussion and Analysis” portion of this proxy statement describing the short-term incentive compensation program, we noted that from 2002 through 2011, the Company achieved an annual compounded growth rate in non-GAAP earnings per share of approximately 14%.

Set forth in the table below is a graph comparing the cumulative total shareholder return for the five years ended April 30, 2011, for the Company’s common shares, the S&P 500 Index, and the S&P Packaged Foods and Meats Index. These figures assume all dividends are reinvested when received and are based on $100 invested in the Company’s common shares and the referenced index funds on April 30, 2006.

Comparison of 5 Year Cumulative Total Return*
Among The J. M. Smucker Company, The S&P 500 Index and
The S&P Packaged Foods & Meats Index

	4/06	4/07	4/08	4/09	4/10	4/11
The J. M. Smucker Company	$100.00	$145.74	$133.19	$118.70	$189.15	$238.88
S&P 500	100.00	115.24	109.85	71.06	98.66	115.65
S&P Packaged Foods & Meats	100.00	119.46	117.29	92.84	129.98	151.12

*	$100 invested on April 30, 2006, in stock or index, including reinvestment of dividends. Fiscal year ending April 30.

Copyright © 2011 Standard & Poor’s, a division of The McGraw-Hill Companies Inc. All rights reserved.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended April 30, 2011.

EXECUTIVE COMPENSATION COMMITTEE

Elizabeth Valk Long, Chair
Kathryn W. Dindo
Paul J. Dolan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the following Directors served as a member of the Compensation Committee during fiscal year 2011: Kathryn W. Dindo, Paul J. Dolan, and Elizabeth Valk Long. During fiscal year 2011, no Company executive officer or Director was a member of the board of directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

SHAREHOLDER PROPOSAL
(Proposal 5 on the proxy card)

By letter dated March 9, 2011, Trillium Asset Management Corporation, 711 Atlantic Avenue, Boston, MA 02111 (“Trillium”), and Calvert Asset Management Company, Inc., 4550 Montgomery Avenue, Suite 1000N, Bethesda, MD 20814 (“Calvert” and, together with Trillium, the “Proponents”), notified the Company of the Proponents’ intention to submit the following proposal for consideration of the Company’s shareholders at the annual meeting (the “Shareholder Proposal”). In their March 9, 2011 letter, the Proponents informed the Company that they each held, and will continue to hold continuously through the date of the annual meeting, at least $2,000 worth of the Company’s common shares.

“Whereas: Our company is one of the four largest coffee companies in the world. It provides industry leadership through its Folgers brand not only in consumer expectations, but also with regard to pricing.

The coffee business is critically important for our company by providing approximately 40% of our company’s revenue. It is equally important to the well-being of 25 million coffee farm families worldwide.

Climate change may present a number of important risks and opportunities for our company and these communities, as it impacts temperature, rainfall patterns, and disease vectors in the world’s coffee growing regions. According to the Intergovernmental Panel on Climate Change, physical risks from climate change may include changes and variability in precipitation and in the intensity and frequency of extreme weather events.

The director of research at Kenya’s Coffee Research Foundation publicly stated, “We have seen climate change in intermittent rainfall patterns, extended drought and very high temperatures.” He goes on to point out that “Coffee operates within a very narrow temperature range of 19-25 degrees (Celsius). When you start getting temperatures above that, it affects photosynthesis and in some cases, trees wilt and dry up.”

Peter Baker, coffee expert at the nonprofit CABI Bioscience, publicly stated “I often call coffee a Goldilocks plant. It likes it not too hot, not too cold. It likes it not too wet, not too dry. It doesn’t like too much sun, it doesn’t like too much shade.”

Our [c]ompany’s competitors in the coffee business — Nestlé, Kraft Foods, and Sara Lee Corporation — are making public efforts to address coffee sustainability and to provide for a consistent and reliable supply chain of quality coffee. All three have made public commitments to sourcing coffee in a more sustainable fashion.

While the company’s 2010 10-K identifies climate change as a risk factor, it does not provide any discussion of what the company will do to address those risks and the role of corporate responsibility in its coffee business. It also does not discuss the opportunities for the company to become a leader in environmentally and socially sustainable coffee farming.

Resolved: Shareholders request that within six months of the 2011 annual meeting, the Board of Directors provide a report to shareholders (at reasonable cost and excluding confidential and proprietary information) describing how the company will manage the social and environmental risks and opportunities connected to the company’s coffee business and supply chain. We recommend the Board include in the report a concise discussion of how it will address temperature changes, changes in rainfall patterns, and the company’s responsibility for its impact on the coffee farming families in its supply chain.”

The Board of Directors’ Response to the Shareholder Proposal

The Board unanimously recommends that shareholders vote AGAINST the Shareholder Proposal. As discussed in greater detail below, the Company has published a corporate responsibility report that includes, among other matters, a discussion of how the Company will manage the social and environmental risks and opportunities associated with the Company’s coffee business and supply chain. Since its founding, the Company has considered environmental, economic, and social sustainability to be among its many responsibilities as a good corporate citizen. The Company submits that, in making the decision and expending time and resources to voluntarily publish a corporate responsibility report, it has taken appropriate action to address shareholder concerns in this area. Accordingly, the Company believes that adoption of the Shareholder Proposal is unnecessary, duplicative, and inappropriate.

Following a similar proposal from the Proponents in 2010, the Company engaged in a constructive dialogue with the Proponents concerning sustainability issues. At that time, the Company confirmed that it would be publishing a corporate responsibility report, and the Proponents decided to withdraw their prior proposal. The Proponents requested an opportunity to review and comment on that report before its publication. After due consideration, the Company decided not to grant their request. The Company concluded that it was not appropriate to provide the Proponents with preferential access to the corporate responsibility report in advance of its release to all of the Company’s shareholders.

A favorable vote of a majority of the total voting power of the Company, based upon one vote for each common share owned as of the record date, is necessary to approve the Shareholder Proposal. Abstentions and broker non-votes will count as present for purposes of determining whether the Shareholder Proposal has been approved and will have the same effect as votes against the Shareholder Proposal.

The Board unanimously recommends a vote AGAINST Proposal 5.

RELATED PARTY TRANSACTIONS

The Board has long recognized that transactions with Related Persons (as defined below) present a potential for conflict of interest (or the perception of a conflict) and, together with the Company’s senior management, the Board has enforced the conflict of interest provisions set forth in the Company’s Policy on Ethics and Conduct. All employees and members of the Board sign and agree to be bound by the Company’s Policy on Ethics and Conduct. Ethics has been, and will continue to be, a Basic Belief of the Company.

In order to formalize the process by which the Company reviews any transaction with a Related Person, the Board has adopted a written policy addressing the Company’s procedures with respect to the review, approval, and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Under the policy, the Company’s General Counsel initially determines if a transaction or relationship constitutes a transaction that requires compliance with the policy. The policy provides that any transaction, arrangement, or relationship, or series of similar transactions, with any Director, executive officer, 5% beneficial owner, or any of their immediate family members, or any entity which is owned or controlled by such persons, or in which such persons have a substantial ownership interest or control of such entity (collectively, “Related Persons”) in which the Company has or will have a direct or indirect material interest and which exceeds $120,000 in the aggregate will be subject to review, approval, or ratification by the Nominating Committee. In its review of related person transactions, the Nominating Committee will review the material facts and circumstances of the transaction.

Paul Smucker Wagstaff, President, U.S. Retail Consumer Foods for the Company, is the nephew of the Company’s Chairman of the Board and Co-CEO, Timothy P. Smucker, and the Company’s Executive Chairman and Co-CEO, Richard K. Smucker. He earned approximately $1,161,000 in compensation in fiscal year 2011 (including salary, Cash Incentive Award earned in fiscal year 2011 and paid subsequent to year end, a discretionary cash bonus, financial and tax planning services, and other W-2 reportable items). He was also granted 7,095 restricted shares in June 2011 based on the performance of the Company for the fiscal year ended April 30, 2011. The restricted shares were granted pursuant to the 2010 Plan.

Kimberly Wagstaff, Manager, Learning Center for the Company, is the sister of Paul Smucker Wagstaff, President, U.S. Retail Consumer Foods of the Company. She earned approximately $153,000 in compensation in fiscal year 2011 (including salary, Cash Incentive Award earned in fiscal year 2011 and paid subsequent to year end, and other W-2 reportable items). She was granted 325 restricted shares in June 2011 based on the performance of the Company for the fiscal year ended April 30, 2011. Ms. Wagstaff’s compensation is commensurate with her peers. The restricted shares were granted to Ms. Wagstaff pursuant to the 2010 Plan.

Kent Wadsworth, Marketing Manager, Hispanic for the Company, is the brother-in-law of Paul Smucker Wagstaff, President, U.S. Retail Consumer Foods of the Company. He earned approximately $176,000 in compensation in fiscal year 2011 (including salary, Cash Incentive Award earned in fiscal year 2011 and paid subsequent to year end, and other W-2 reportable items). He was granted 315 restricted shares in June 2011 based on the performance of the Company for the fiscal year ended April 30, 2011. Mr. Wadsworth’s compensation is commensurate with his peers. The restricted shares were granted to Mr. Wadsworth pursuant to the 2010 Plan.

Paul J. Dolan, a member of the Board, is chairman and chief executive officer of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio. Mr. Dolan’s family also owns the Cleveland Indians organization. The Company incurred approximately $268,000 in advertising and promotional activities expenses related to its sponsorship with the Cleveland Indians organization, along with purchases of season tickets and a luxury box, in fiscal year 2011.

Related party transactions regarding members of the Compensation Committee would have been disclosed under the “Compensation Committee Interlocks and Insider Participation” section of this proxy statement.

OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Company Common Shares

The following table sets forth, as of June 22, 2011 (unless otherwise noted), the beneficial ownership of the Company’s common shares by:

•	each person or group known to the Company to be the beneficial owner of more than 5% of the outstanding common shares of the Company;

•	each Director, each nominee for Director listed in this proxy statement, and each Named Executive Officer; and

•	all Directors and executive officers of the Company as a group.

Unless otherwise noted, the shareholders listed in the table below have sole voting and investment powers with respect to the common shares beneficially owned by them. The address of each Director, nominee for Director, and executive officer is One Strawberry Lane, Orrville, Ohio 44667. As of June 22, 2011, there were 114,378,016 common shares outstanding.

	Number of
	Common Shares	Percent of
	Beneficially	Outstanding
Name	Owned(1)(2)(3)(4)(5)	Common Shares

Massachusetts Financial Services Company	8,182,357 (6)	7.2%
BlackRock, Inc.	6,876,002 (7)	6.0%
The Vanguard Group, Inc.	6,231,944 (8)	5.5%
Timothy P. Smucker	1,946,264	1.7%
Richard K. Smucker	2,411,571	2.1%
Mark R. Belgya	53,780	*
Vincent C. Byrd	115,902	*
R. Douglas Cowan	26,208	*
Kathryn W. Dindo	32,027	*
Paul J. Dolan	15,457	*
Nancy Lopez Knight	8,217	*
Elizabeth Valk Long	46,717	*
Steven Oakland	54,160	*
Gary A. Oatey	31,804	*
Alex Shumate	3,427	*
Mark T. Smucker	122,718	*
William H. Steinbrink	43,158	*
Paul Smucker Wagstaff	99,198	*
26 Directors and executive officers as a group	4,148,126	3.6%

*	Less than 1%.

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding stock options covering common shares, if any, exercisable by such owner within 60 days after June 22, 2011. The common share numbers include such options as follows: Timothy P. Smucker, 0; Richard K. Smucker, 0; Mark R. Belgya, 0; Vincent C. Byrd, 0; Steven Oakland, 0; Mark T. Smucker, 0; and all Directors and executive officers as a group, 50,500.

(2)	This number includes restricted shares as follows: Timothy P. Smucker, 0; Richard K. Smucker, 0; Mark R. Belgya, 31,910; Vincent C. Byrd, 58,855; Steven Oakland, 40,025; Mark T. Smucker, 32,195; and all Directors and executive officers as a group, 340,540.

(3)	Beneficial ownership of the following common shares included in the table is disclaimed by Timothy P. Smucker: 477,798 common shares held by trusts for the benefit of family members of which Timothy P. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Timothy P. Smucker is a trustee with shared investment power; and 148,390 common shares with respect to which Timothy P. Smucker disclaims voting or investment power.

Beneficial ownership of the following common shares included in the table is disclaimed by Richard K. Smucker: 1,433,392 common shares held by trusts for the benefit of family members (including Timothy P. Smucker) of which Richard K. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Richard K. Smucker is a trustee with shared investment power; and 100,000 common shares with respect to which Richard K. Smucker disclaims voting or investment power.

Beneficial ownership of the following common shares included in the table is disclaimed by Mark T. Smucker: 9,174 common shares with respect to which Mark T. Smucker disclaims voting or investment power.

Beneficial ownership of the following common shares included in the table is disclaimed by Paul Smucker Wagstaff: 9,586 common shares with respect to which Paul Smucker Wagstaff disclaims voting or investment power.

The number of common shares beneficially owned by all Directors and executive officers as a group has been computed to eliminate duplication of beneficial ownership.

(4)	This number includes common shares held for the benefit of the individual named under the terms of the Amended and Restated Nonemployee Director Stock Plan (“Nonemployee Director Stock Plan”), the Nonemployee Director Deferred Compensation Plan, the 2006 Plan, and the 2010 Plan as follows: R. Douglas Cowan, 15,708; Kathryn W. Dindo, 25,061; Paul J. Dolan, 15,457; Nancy Lopez Knight, 8,042; Elizabeth Valk Long, 35,272; Gary A. Oatey, 21,304; Alex Shumate, 3,327; and William H. Steinbrink, 32,617. The common shares indicated are held in trust for the Directors named and are voted pursuant to their direction.

(5)	Because, under the Company’s Articles, shareholders may be entitled on certain matters to cast ten-votes-per-share with regard to certain common shares and only one-vote-per-share with regard to others, there may not be a correlation between the percent of outstanding common shares owned and the voting power represented by those common shares. The total voting power of all the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership of common shares not held as of record in the name of individuals. There are no proposals on this year’s ballot for which the ten-votes-per-share provisions apply.

(6)	According to a Schedule 13G/A of Massachusetts Financial Services Company (“MFS”), 500 Boylston Street, Boston, MA 02116, filed on February 1, 2011, MFS is a U.S. company organized under the laws of the State of Delaware. As of December 31, 2010, MFS had sole voting power as to 6,699,748 common shares and sole dispositive power as to 8,182,357 common shares.

(7)	According to a Schedule 13G/A of BlackRock, Inc. (“BlackRock”), 40 East 52nd Street, New York, NY 10022, filed on February 4, 2011, BlackRock is a U.S. company organized under the laws of the State of Delaware. As of December 31, 2010, BlackRock had sole voting power as to 6,876,002 common shares and sole dispositive power as to 6,876,002 common shares.

(8)	According to a Schedule 13G of The Vanguard Group, Inc. (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355, filed on February 10, 2011, Vanguard is a U.S. company organized under the laws of the State of Pennsylvania. As of December 31, 2010, Vanguard had sole voting power as to 149,126 common shares, sole dispositive power as to 6,082,818 common shares, and shared dispositive power as to 149,126 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the U.S. securities laws, the Company’s Directors, executive officers, and beneficial owners of more than 10% of the Company’s common shares are required to report their initial ownership of common shares and any subsequent changes in that ownership to the SEC and the NYSE. Due dates for the reports are specified by those laws, and the Company is required to disclose in this proxy statement any failure in the past year to file by the required dates. Based solely on written representations of the Company’s Directors and executive officers and on copies of the reports that they have filed with the SEC, it is the Company’s belief that all of the Company’s Directors and executive officers complied with all Section 16(a) filing requirements applicable to them with respect to transactions in the Company’s equity securities during fiscal year 2011, except for William H. Steinbrink, who had a late Section 16(a) filing due to a delay in notifying the Company of an open market sale of the Company’s common shares, and R. Douglas Cowan, Paul J. Dolan, Elizabeth Valk Long, and Gary A. Oatey, who each had a late Section 16(a) filing due to an administrative error by the Company.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information with respect to the following equity compensation plans of the Company as of April 30, 2011: the 1987 Stock Option Plan, The J. M. Smucker Company 1998 Equity and Performance Incentive Plan (the “1998 Plan”), the 2006 Plan, the 2010 Plan, the Nonemployee Director Stock Plan, the Nonemployee Director Stock Option Plan, the Nonemployee Director Deferred Compensation Plan, and the Amended and Restated 1997 Stock-Based Incentive Plan (the “1997 Plan”). All of these equity compensation plans have been approved by the Company’s shareholders, with the exception of the 1997 Plan, which was assumed by the Company as a result of the International Multifoods Corporation acquisition in June 2004, and the Nonemployee Director Deferred Compensation Plan, which was adopted by the Board in October 2006.

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a)) (1) (2) (3)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(4)(5)	509,383	$41.16	7,600,347
Equity compensation plans not approved by security holders(6)	24,665	$44.39	0

Total	534,048	$41.18	7,600,347

(1)	As of April 30, 2011, there were 7,600,347 common shares remaining available for grant as awards other than options. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take restricted shares, restricted stock units, or other non-option awards into account.

(2)	Upon approval of the 2010 Plan by shareholders, no further awards could be made under the 1987 Stock Option Plan, the 1998 Plan, the Nonemployee Director Stock Plan, the Nonemployee Director Stock Option Plan, the 1997 Plan, and the 2006 Plan, except that the provisions relating to the deferral of Director retainers and fees under the Nonemployee Director Stock Plan continued to apply to services rendered through December 31, 2006.

(3)	There is no established pool of authorized common shares under the Nonemployee Director Deferred Compensation Plan.

(4)	This amount includes 188,355 deferred stock units and restricted stock units outstanding under the Nonemployee Director Stock Plan, the 2006 Plan, and the 2010 Plan. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take these deferred stock units and restricted stock units into account.

(5)	In June 2010, the Company granted several executive officers performance units with a one-year performance period, payable in restricted shares in June 2011. The actual number of performance units earned was not known as of April 30, 2011. Subsequent to April 30, 2011, the performance units earned were converted into 125,360 restricted shares. The actual number of restricted shares earned was included in column (a) for purposes of including the performance units outstanding at April 30, 2011. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take these performance units into account.

(6)	This row includes 1,257 outstanding options under the 1997 Plan which was initially adopted by the stockholders of International Multifoods Corporation in 1997. The 1997 Plan was subsequently assumed by the Company as a result of the June 2004 acquisition of International Multifoods Corporation.

Included in this row are 23,409 outstanding deferred stock units related to retainer and meeting fees voluntarily deferred by non-employee Directors under the Nonemployee Director Deferred Compensation Plan. The Nonemployee Director Deferred Compensation Plan provides each non-employee Director of the Company with an opportunity to defer receipt of any portion of the cash compensation he or she receives for his or her service as a Director. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take these deferred stock units into account.

ANNUAL REPORT

The Company’s annual report for the fiscal year ended April 30, 2011 was mailed to each shareholder on or about July 7, 2011.

2012 SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the Company’s 2012 annual meeting and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that annual meeting must deliver the proposal to the Corporate Secretary of the Company so that it is received no later than March 9, 2012. In addition, according to the Regulations, if a shareholder intends to present a proposal (including with respect to Director nominations) at the Company’s 2012 annual meeting without the inclusion of that proposal in the Company’s proxy materials, the shareholder must deliver the proposal to the Corporate Secretary of the Company so that it is received no later than May 8, 2012, which is 60 calendar days before the first anniversary of the date on which this proxy statement is first mailed by the Company. After that date, the notice would be considered untimely. If, however, public announcement of the date of the Company’s 2012 annual meeting of shareholders is not made at least 75 days before the date of that annual meeting, then the deadline for shareholders to notify the Company will be the close of business on the tenth calendar day following the date on which public announcement of the 2012 annual meeting date is first made.

OTHER MATTERS

The Company does not know of any matters to be brought before the meeting except as indicated in this notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.

“HOUSEHOLDING” OF PROXY MATERIALS

In accordance with the notices the Company has sent to registered shareholders, the Company is sending only one copy of its annual report and proxy statement to shareholders who share the same last name and mailing address, unless they have notified the Company that they want to continue receiving multiple copies. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. The Company understands that the brokerage community has mailed similar notices to holders of common shares who hold their common shares in street name. This practice, known as “householding,” is permitted by the SEC and is designed to reduce duplicate mailings and save printing and postage costs, as well as conserve natural resources.

Shareholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request “householding” of their communications should contact their broker if they are a street name shareholder or, if they are a registered shareholder, should contact Computershare by calling 1-800-456-1169, or inform them in writing at Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940-3078. Shareholders who are “householding” their communications, but who wish to begin to receive separate copies of the annual report and proxy statement in the future, may also notify their broker or Computershare. The Company will promptly deliver a separate copy of the annual report and proxy statement at a shared address to which a single copy was delivered upon written or oral request to Shareholder Services, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667, 330-684-3838.

ELECTRONIC DELIVERY OF COMPANY SHAREHOLDER COMMUNICATIONS

If you are a registered shareholder the Company encourages you to conserve natural resources, as well as reduce printing and mailing costs, by signing up to receive your shareholder communications from the Company electronically. Through participation in the eTree program sponsored by Computershare, the Company will have a tree planted on your behalf if you elect to receive your shareholder materials and documents electronically. The tree will be planted through American Forests, a leading conservation organization, to support revegetation and reforestation efforts in the United States. You will receive your shareholder information faster and will be able to access your documents, reports, and information on-line at the Investor Centre on Computershare’s website. Access www.eTree.com/smucker to enroll in electronic communications. With your consent, the Company will stop mailing paper copies of these documents and will notify you by e-mail when the documents are available to you, where to find them, and how to quickly submit your vote on-line. Your election to receive shareholder communications electronically will be effective until you cancel it.

Please note that, although there is no charge for accessing the Company’s annual meeting materials on-line, you may incur costs from service providers such as your Internet access provider and your telephone company. If you have any questions or need assistance, please call 1-866-451-3787.

VOTING RIGHTS OF COMMON SHARES

Under Article Fourth of the Articles, the holder of each outstanding common share is entitled to one vote on each matter submitted to a vote of the shareholders except for the following specific matters:

•	any matter that relates to or would result in the dissolution or liquidation of the Company;

•	the adoption of any amendment of the Articles or the Regulations, or the adoption of amended Articles, other than the adoption of any amendment or amended Articles that increases the number of votes to which holders of common shares are entitled or expands the matters to which time phase voting applies;

•	any proposal or other action to be taken by the shareholders of the Company relating to the Rights Agreement, dated as of May 20, 2009, between the Company and Computershare Trust Company, N.A. or any successor plan;

•	any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement;

•	adoption of any agreement or plan of or for the merger, consolidation, or majority share acquisition of the Company or any of its subsidiaries with or into any other person, whether domestic or foreign, corporate or noncorporate, or the authorization of the lease, sale, exchange, transfer, or other disposition of all, or substantially all, of the Company’s assets;

•	any matter submitted to the Company’s shareholders pursuant to Article Fifth (which relates to procedures applicable to certain business combinations) or Article Seventh (which relates to procedures applicable to certain proposed acquisitions of specified percentages of the Company’s outstanding common shares) of the Articles, as they may be further amended, or any issuance of common shares of the Company for which shareholder approval is required by applicable stock exchange rules; and

•	any matter relating to the issuance of common shares or the repurchase of common shares that the Board determines is required or appropriate to be submitted to the Company’s shareholders under the Ohio Revised Code or applicable stock exchange rules.

On the matters listed above, common shares are entitled to ten-votes-per-share if they meet the requirements set forth in the Articles. Common shares entitled to ten-votes-per-share must meet one of the following criteria:

•	common shares beneficially owned as of November 6, 2008, and for which there has not been a change in beneficial ownership after November 6, 2008; or

•	common shares received through the Company’s various equity plans which have not been sold or otherwise transferred since November 6, 2008.

In the event of a change in beneficial ownership, the new owner of that common share will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. There are no proposals on this year’s ballot for which the ten-votes-per-share provisions apply.

The express terms of the common shares provide that a change in beneficial ownership occurs whenever any change occurs in the person or group of persons who has or shares voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions in respect of those common shares. In the absence of proof to the contrary, a change in beneficial ownership will be deemed to have occurred whenever common shares are transferred of record into the name of any other person. Moreover, corporations, general partnerships, limited partnerships, voting trustees, banks, trust companies, brokers, nominees, and clearing agencies will be entitled to only one-vote-per-share on common shares held of record in their respective names unless written proof is provided to establish that there has been no change in the person or persons who direct the exercise of any of the rights of beneficial ownership of such shares, including the voting of common shares. Thus, shareholders who hold common shares in street name or through any of the other indirect methods mentioned above must be able to submit written proof of beneficial ownership in form and substance satisfactory to the Company in order to be entitled to exercise ten-votes-per-share.

The foregoing is merely a summary of the voting terms of the common shares and this summary should be read in conjunction with, and is qualified in its entirety by reference to, the express terms of those common shares as set forth in the Articles. A copy of the Articles is posted on the Company’s website at www.smuckers.com and is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

DIRECTIONS TO THE ANNUAL MEETING

O.A.R.D.C.
FISHER AUDITORIUM
1680 MADISON AVENUE
WOOSTER, OH 44691

FROM WEST CLEVELAND:

Route 71 South to Route 83 South to Route 30 West. Take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM EAST CLEVELAND & AKRON:

Route 77 South to Route 21 South to Route 585 West to Route 3 / 83 South to Route 30 West. Take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM CANTON:

Route 30 West, take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM COLUMBUS / MANSFIELD:

Route 71 North to Route 30 East. Take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM I-71
3
83
NORTH
FROM ROUTE 21
585
AKRON ROAD
CLEVELAND ROAD
BURBANK ROAD
WAYNE
COLLEGE OF WOOSTER
QUINBY
BEVER
BOWMAN
CITY OF WOOSTER
FROM CANTON
30
MARKET
COURTHOUSE
LIBERTY
302
FROM I-71
MADISON
SECREST
250
O.A.R.D.C. FISHER AUDITORIUM
FROM NEW PHILADELPHIA
FROM MILLERSBURG

THE J. M. SMUCKER COMPANY ATTN JEANNETTE KNUDSEN ONE STRAWBERRY LANE ORRVILLE, OH 44667-0280	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 16, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 16, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M37284-P14520-Z55802	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE J. M. SMUCKER COMPANY

The Board of Directors recommends you vote “FOR” the following proposals:

1.	Election of Directors to the class whose term of office will expire in 2014.	For	Against	Abstain

	Nominees: 1a. Vincent C. Byrd	☐	☐	☐
	1b. R. Douglas Cowan	☐	☐	☐
	1c. Elizabeth Valk Long	☐	☐	☐
	1d. Mark T. Smucker	☐	☐	☐

2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year.	☐	☐	☐

3.	Approval of the non-binding, advisory vote on executive compensation (“Say-on-Pay”).	☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please sign your name EXACTLY as your name appears on this proxy. Joint owners should each sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

The Board of Directors recommends you vote “1 YEAR” on the following proposal:		1 Year	2 Years	3 Years	Abstain

4.	Approval of the non-binding, advisory vote on the frequency of future Say-on-Pay votes.	☐	☐	☐	☐

The Board of Directors recommends you vote “AGAINST” the following proposal:			For	Against	Abstain

5.	Shareholder proposal requesting a coffee sustainability report.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The J. M. Smucker Company Notice of 2011 Annual Meeting, Proxy Statement and 2011 Annual Report are available at www.proxyvote.com.
M37285-P14520-Z55802

Proxy — THE J. M. SMUCKER COMPANY

THE J. M. SMUCKER COMPANY

One Strawberry Lane, Orrville, Ohio 44667-0280
Solicited by the Board of Directors for the Annual Meeting of Shareholders on August 17, 2011
The authorized party as herein noted (the “Authorized Party”) hereby appoints Timothy P. Smucker, Richard K. Smucker, and Jeannette L. Knudsen, or any one of them, proxies with full power of substitution to vote, as designated on the reverse side, all common shares that the Authorized Party is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of The J. M. Smucker Company to be held on August 17, 2011, or at any adjournment or postponement thereof.
When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted as the Board of Directors recommends.

Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

THE J. M. SMUCKER COMPANY ATTN JEANNETTE KNUDSEN ONE STRAWBERRY LANE ORRVILLE, OH 44667-0280	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 11, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 11, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M37286-P14520-Z55802	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE J. M. SMUCKER COMPANY

The Board of Directors recommends you vote “FOR” the following proposals:

1.	Election of Directors to the class whose term of office will expire in 2014.	For	Against	Abstain

	Nominees: 1a. Vincent C. Byrd	☐	☐	☐
	1b. R. Douglas Cowan	☐	☐	☐
	1c. Elizabeth Valk Long	☐	☐	☐
	1d. Mark T. Smucker	☐	☐	☐

2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year.	☐	☐	☐

3.	Approval of the non-binding, advisory vote on executive compensation (“Say-on-Pay”).	☐	☐	☐

The Board of Directors recommends you vote “1 YEAR” on the following proposal:		1 Year	2 Years	3 Years	Abstain

4.	Approval of the non-binding, advisory vote on the frequency of future Say-on-Pay votes.	☐	☐	☐	☐

Please sign your name EXACTLY as your name appears on this proxy. Joint owners should each sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

The Board of Directors recommends you vote “AGAINST” the following proposal:		For	Against	Abstain

5.	Shareholder proposal requesting a coffee sustainability report.	☐	☐	☐

Instructions regarding Non-directed Shares and/or Unallocated Shares		Yes	No

	I wish to direct the Trustee to vote the Non-directed Shares and Unallocated Shares in the same way as my Allocated Shares.	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The J. M. Smucker Company Notice of 2011 Annual Meeting, Proxy Statement and 2011 Annual Report are available at www.proxyvote.com.
M37287-P14520-Z55802

Proxy — THE J. M. SMUCKER COMPANY

THE J. M. SMUCKER COMPANY

One Strawberry Lane, Orrville, Ohio 44667-0280
Solicited by the Board of Directors for the Annual Meeting of Shareholders on August 17, 2011
VOTING INSTRUCTIONS
TO:
Fidelity Management Trust Company, Trustee (the “Trustee”) under
The J. M. Smucker Company Employee Stock Ownership Plan and Trust,
The J. M. Smucker Company Employee Savings Plan, and
The J. M. Smucker Company Orrville Represented Employee Savings Plan
(each referred to hereinafter as the “Plan”)
I, the authorized party as herein noted, as a participant in or a beneficiary of one or more of the above-referenced Plans, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse side of this card and the provisions of the Plan(s), all common shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan(s) (“Allocated Shares”) as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 17, 2011 (or at any adjournment or postponement thereof), and in the Trustee’s discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders.
In addition to voting the Allocated Shares, you may also use this card to vote unallocated shares held in the ESOP Suspense Account (“Unallocated Shares”), if applicable, and/or non-directed shares held in the Plan(s) (“Non-directed Shares”) as determined in accordance with the terms of the Plan(s). For more information concerning voting Unallocated Shares and Non-directed Shares, please refer to the reverse side of this card and the enclosed instructions.
The Trustee will vote any shares allocated to your account for which timely instructions are received from you by 11:59 p.m., Eastern Time, August 11, 2011, in accordance with the Plan(s).
When properly executed, this voting instruction card will be voted in the manner directed. If properly executed, but if no direction is given, this voting instruction card will be voted as the Board of Directors recommends and for Allocated Shares only.

Please mark, date, sign, and return this voting instruction card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

LETTER TO ALL PARTICIPANTS IN THE J. M. SMUCKER COMPANY EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST, THE J. M. SMUCKER COMPANY EMPLOYEE SAVINGS PLAN, AND THE J. M. SMUCKER COMPANY ORRVILLE REPRESENTED EMPLOYEE SAVINGS PLAN
Enclosed are materials relating to the Annual Meeting of Shareholders of The J. M. Smucker Company (the “Company”), which will be held on August 17, 2011. You are receiving these materials because you were a participant or beneficiary in one or more of the benefit plans listed above as of the June 22, 2011 record date. As a participant or beneficiary in one of the plans, you are also a beneficial owner of common shares of the Company that are held in the plans. As a beneficial owner, you are entitled to direct the trustee under each of the plans on how to vote those shares with respect to issues being submitted to the shareholders at the Company’s Annual Meeting. The trustee of all of the above referenced plans is Fidelity Management Trust Company.
The purpose of this letter is to give you information on how to provide voting direction to the trustee on shares allocated to your account under one or more of the plans. This letter also discusses a right that you have under the plans to provide direction to the trustee on how to vote certain other shares that are allocated to other participants and beneficiaries, but are not voted, or which are not yet allocated to anyone. This letter also outlines what it means if you exercise your right with respect to those other shares. Before making a decision on how to instruct the trustee, you should carefully read this letter and the enclosed materials.
HOW DO I PROVIDE DIRECTION TO THE TRUSTEE?
As a participant or beneficiary in one or more of the plans referenced at the top of this letter, you may direct the trustee how to vote all shares allocated to your account. You may also direct the trustee how to vote the following other plan shares:
•	Shares allocated to the accounts of other participants and beneficiaries who do not themselves provide direction to the trustee on how to vote those shares (these are “Non-directed Shares”); and
•	If you are a participant or beneficiary in the Employee Stock Ownership Plan (“ESOP”), shares in that plan that have not been allocated to participants or beneficiaries (these are “Unallocated Shares”).
If you do not direct the trustee how to vote the shares which are allocated to your account, those shares will be voted by the trustee in accordance with the direction of other participants and beneficiaries.
The trustee will vote shares under a particular plan based upon the direction of participants and beneficiaries in the plan who timely return voting instruction cards like the one that is enclosed. If you are a participant or beneficiary in more than one plan, you will receive one voting instruction card listing the shares for all plans in which you participate.
To direct the trustee how to vote shares allocated to your account under the plans in which you participate, simply mark your choices on the enclosed voting instruction card. In addition, you may, by marking the appropriate square on the back of the card, direct the trustee to vote the Non-directed Shares and/or Unallocated Shares in the same way as you direct the trustee to vote your allocated shares.

If you elect to direct the trustee how to vote your allocated shares, the Non-directed Shares and/or Unallocated Shares, you must follow the voting instructions summarized on the voting instruction card. In order for the trustee to be able to vote the shares at the Company’s Annual Meeting, the trustee must receive your voting instructions by the deadline indicated on the voting instruction card.
Your decision whether or not to direct the trustee to vote shares in the plans will be treated confidentially by the trustee and will not be disclosed to the Company or any of its employees, officers, or directors.
VOTING RIGHTS OF SHARES
The Company’s Amended Articles of Incorporation provide generally that each common share will entitle the holder to one vote on each matter properly submitted to shareholders, except for certain matters listed in the Amended Articles of Incorporation. On those listed matters, shareholders are entitled to exercise ten-votes-per-share unless there has been a change in beneficial ownership of the common share after November 6, 2008. In the event of a change in beneficial ownership, the new owner of that common share will be entitled to only one vote with respect to that common share on all matters until four years pass without a further change in beneficial ownership of the share. The ten-votes-per-share provisions do not apply to any of the proposals to be voted on at the Company’s Annual Meeting.
FIDUCIARY STATUS
Each plan participant or beneficiary is a “named fiduciary” (as defined in Section 402(a)(2) of the Employee Retirement Income Security Act of 1974, as amended) with respect to a decision to direct the trustee how to vote the shares allocated to his or her account. Individuals considered to be named fiduciaries are required to act prudently, solely in the interest of the participants and beneficiaries of the plans, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plans. A named fiduciary may be subject to liability for his or her actions as a fiduciary. By signing, dating, and returning the enclosed voting instruction card, or by submitting your vote online or by phone, you are accepting your designation under the plans as a named fiduciary. You should, therefore, exercise your voting rights prudently. You should mark, date, sign, and return the voting instruction card, or submit your vote online or by phone, only if you are willing to act as a named fiduciary.
If you direct the trustee how to vote the Non-directed Shares and/or Unallocated Shares, you will be a named fiduciary with respect to that decision also. You are similarly required to act prudently, solely in the interest of the participants and beneficiaries of the plans, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plans in giving direction on the Non-directed Shares and/or Unallocated Shares, if you choose to do so.
All questions and requests for assistance should be directed to the Company’s Shareholder Services department at (330) 684-3838.